UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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American Public Education, Inc.

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apei AMERICAN PUBLIC EDUCATION, INC.

Proxy Statement

2021 Annual Meeting of Stockholders

Heroes Learn Here

Message from our Chairperson

April 9, 2021

Dear Stockholders:

We cordially invite you to join us for the 2021 Annual Meeting of Stockholders of American Public Education, Inc. to be held on Friday, May 21, 2021 at 8:00 a.m. EDT. The meeting will once again be held virtually, at www.virtualshareholdermeeting.com/APEI2021 to enable stockholder participation while protecting the health and welfare of our Board, management, and stockholders.

My first year as Chairperson of the Board of Directors has been one of transformation and a return to enrollment momentum for APEI, disruptive for the education industry, and challenging for the world at large. As I took on this role at last year’s Annual Meeting of Stockholders, we had already implemented our business continuity plan, transitioned employees to remote working, and shifted on-campus courses at Hondros College of Nursing online to protect our students and employees during the COVID-19 pandemic, all while working to deliver on strategies led by our new CEO to drive enrollment growth and brand recognition and continued efforts to transform our enterprise and its information technology. The agility and resilience of our leadership and workforce helped us to succeed in these unprecedented times: in 2020, we experienced strong revenue growth, four consecutive quarters of net course registration growth at American Public University System, and record enrollment at Hondros College of Nursing. In addition, in October 2020, we announced an agreement to acquire Rasmussen University in what we hope to be a transformative acquisition.

At the Annual Meeting, we will be asking you to elect the nine director nominees named in the attached proxy statement to the Board. You will find detailed information beginning on page 24 about the qualifications of our director nominees and why we believe they are the right people to represent your interests.

In addition to our focus on continuing to improve on our financial results and creating value for shareholders, the Board remains committed to good corporate governance and our core values, which we believe are critical to our long-term success. We’ve continued to make progress on these fronts in the last year, including by formalizing through our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s charter the Board’s responsibility to support our commitment to positive environmental and social impacts and to ensure strong governance practices.

As discussed in the Compensation Discussion and Analysis section, which begins on page 34, in 2020, we continued our commitment to compensation practices that are designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives, including by adding enrollments as a performance measure in our annual incentive cash plan. At the Annual Meeting, we will be asking for approval, on a non-binding advisory basis, of our executive compensation. Finally, as discussed beginning on page 75, our Audit Committee has again selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, and we will be asking you to ratify that appointment.

In closing, I want to thank Major General (Retired) Barbara G. Fast, my predecessor as Chairperson of the Board, who is retiring from the Board after a 12-year tenure of exemplary service to our Board and Company. We are extremely grateful to her vast contributions to the Company and our success.

On behalf of the entire Board, I thank you for your continued support. We appreciate the opportunity to serve American Public Education on your behalf in these exciting times for the Company.

Sincerely,

Eric C. Andersen

Chairperson, Board of Directors

AMERICAN PUBLIC EDUCATION, INC.

111 W. Congress Street

Charles Town, West Virginia 25414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of American Public Education, Inc. will be held on May 21, 2021 at 8:00 a.m. Eastern Daylight Time as a virtual meeting of stockholders held over the Internet. Stockholders will be able to attend the Annual Meeting, vote, and submit their questions during the Annual Meeting at www.virtualshareholdermeeting.com/APEI2021. The Annual Meeting will be held for our stockholders to consider and vote on the following proposals:

●	Proposal No. 1: To elect to the Board the nine nominees set forth in the accompanying proxy materials, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

●	Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy materials.

●	Proposal No. 3: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Each outstanding share of American Public Education, Inc. common stock (Nasdaq: APEI) entitles the holder of record at the close of business on March 25, 2021 to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to post these materials on the Internet, which enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING, AND RETURNING THE PROXY CARD YOU WILL RECEIVE IF YOU REQUEST PRINTED MATERIALS. IF YOU CHOOSE TO ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES ONLINE AT THE MEETING, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary
April 9, 2021

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this proxy statement. It does not include all information necessary to make a voting decision and you should read this proxy statement in its entirety before casting your vote.

Purpose Made Possible

American Public Education, Inc. (“APEI”) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership, and achievement. We offer respected, innovative, and affordable academic programs and services to students, universities, and partner organizations through our wholly owned subsidiaries: American Public University System (“APUS”) and National Education Seminars Inc., which we refer to as Hondros College of Nursing (“HCN”). APEI’s goal is to drive down the cost of higher education and help students of all backgrounds maximize the return on their investment in education. HEROI™ — Higher Education Return on Investment — is a conceptual framework that highlights our purpose.

1. Includes alumni who graduated with an associate’s, bachelor’s, or master’s degree from APUS as of December 31, 2020. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS. Many APUS students receive military tuition assistance and veterans education benefits, which are not student loan debt.

2. Students starting in 2020 – military 56%, military-affiliated 43%, and non-military 32%.

Overview of Proposals

Item 1: Election of Directors

Our director nominees bring a diverse mix of backgrounds, experience, and perspectives. The Board recommends a vote FOR each nominee. See page 24.

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Director Nominees

Nominee	Age	Director Since	Committee Memberships
			AUD	MDC	NCG
Eric C. Andersen, Independent (1) Partner, PeakEquity	59	2012		X
Granetta B. Blevins, Independent Independent Consultant	62	2020	X(2)		X
Jean C. Halle, Independent Independent Consultant	62	2006	C(2)
Barbara L. Kurshan, Independent Senior Fellow and Innovation Advisor, University of Pennsylvania, Graduate School of Education	72	2014	X	X
Timothy J. Landon, Independent Partner, Ergo Ventures & Advisors, LLC	58	2009	X		C
Daniel S. Pianko, Independent Co-Founder and Managing Director, University Ventures	44	2020			X
William G. Robinson, Jr., Independent President, Broadgate Human Capital, LLC	56	2016		C	X
Angela K. Selden President and Chief Executive Officer of the Company	55	2019
Vincent R. Stewart, Independent Chief Innovation and Business Intelligence Officer, Ankura Consulting Group, LLC	62	–

AUD	Audit Committee	(1)	Chairperson of the Board
NCG	Nominating and Corporate Governance Committee	(2)	Audit Committee Financial Expert
MDC	Management Development & Compensation Committee
C	Committee Chair
X	Committee Member

Nominee Highlights

●	67% diverse, based on racial or gender identity

●	100% have technology or cybersecurity expertise

●	100% have strategy or operational experience

●	Average tenure of independent director nominees: 6.2 years

●	Average age of nominees: 58.9 years

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Item 2: Compensation of our Named Executive Officers

We are holding an advisory vote on the compensation of our named executive officers as disclosed in our Proxy Statement for the Annual Meeting. The Board recommends a vote FOR this proposal. See page 73.

Item 3: Ratification of Independent Auditors

We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021. The Board recommends a vote FOR this proposal. See page 75.

Corporate Governance and Stockholder Engagement Highlights

Best Practices

✓   Highly independent and diverse board

▪    Eight of our nine director nominees are independent

▪    Six of our director nominees, including our Chief Executive Officer, are diverse, based on racial or gender identity

▪    All Board committees are 100% independent

▪    Commitment to recruitment and consideration of diverse nominees, including women and minorities

✓   Risk management oversight

▪    Board has principal responsibility for risk management oversight

▪    Board regularly meets with management to receive reports

▪    Nominating and Corporate Governance, Management Development & Compensation, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 16)

✓ Annual elections of all directors ✓ Independent Chairperson ✓ Restrictions on hedging and pledging

✓  Equity ownership guidelines

▪    6x annual base salary for our CEO

▪    2x annual base salary for our executive vice presidents and 1x for all other NEOs

▪    3x annual base retainer for non-employee directors

We continue to demonstrate a strong commitment to corporate governance and our commitment to best practices. Since the 2020 Annual Meeting, we have:

●	amended our Corporate Governance Guidelines (the “Guidelines”) and Nominating and Corporate Governance Committee Charter to formalize Board oversight of our Environmental, Social, and Governance (“ESG”) strategy and activities;
●	amended our Management Development & Compensation (“MDC”) Committee Charter to clarify oversight responsibilities relating to human capital and our policies and plans related to the recoupment of incentive compensation, or “clawback” policies; and
●	added two new directors to our Board and nominated a third, in alignment with our commitment to Board refreshment and a diverse mix of backgrounds, experience, and perspectives, commitments that we strengthened in amendments to our Nominating and Corporate Governance Committee Charter and the Guidelines.

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Stockholder Engagement

We believe regular outreach and conversations with our stockholders is an important part of our success. In 2020, our management team had more than 160 individual engagements with current and prospective investors through a combination of a non-deal roadshow, investor conferences, and one-on-one meetings.

Key topics discussed in these interactions included:

●	our long-term strategy;
●	recent business and operating performance;
●	our enterprise transformation;
●	our regulatory profile;
●	the COVID-19 pandemic; and
●	ESG topics and initiatives.

ESG Highlights

1. Located at Charles Town, WV.

2. Six of our nine directors, and six of our nine director nominees, including our Chief Executive Officer, are diverse, based on racial or gender identity.

We seek to create positive environmental and social impacts that bring value to our students, employees, other stakeholders, and society. For example, since the 2020 Annual Meeting, we:

●	formalized the Board’s responsibility to support our commitment to positive environmental and social impacts and to ensure strong governance practices through amendments to the Guidelines and the Nominating and Corporate Governance Committee’s charter;
●	formed an Equity, Diversity, and Inclusion (“ED&I”) task force at APUS, dedicated to creating an ED&I strategy to address both immediate priorities and long term plans for diversity and inclusion; and
●	engaged in ESG-specific outreach with our stockholders.

More information on our ESG policies and practices can be found in “Our Commitment to Environmental and Social Quality” and on the Corporate Responsibility section of our corporate website, www.apei.com.

Executive Compensation Highlights

Our executive compensation program is designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives. We tie executive compensation to objective performance metrics to reward our executives for the achievement of strategic, operational, and financial success.

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Below are the primary components of the fiscal 2020 executive compensation program:

●	Base Salaries – Fixed, regular element of compensation that is reviewed annually and generally informed by the 50th percentile of survey and peer group data compiled by the MDC Committee’s independent consultant. In January 2020, the MDC Committee determined not to increase the base salary of our CEO, as she was appointed to her position in September 2019 and the comparative data presented by the independent consultant indicated that her base salary was competitive with the 50th percentile of the survey data. Each of the other continuing NEOs received a 2% salary increase, except for our SVP, General Counsel and Secretary, who received a 4.5% increase, after consideration of several factors, including survey and peer group data, performance, tenure, and the absence of factors that would lead to a more sizable increase. Our former CEO, who held the position of President of APUS until his retirement in August 2020, did not receive any change in salary for 2020.

●	Annual Incentive Cash – Opportunities designed to focus our NEOs on corporate strategic, financial, and operational goals reflecting both personal and corporate performance. Our 2020 target annual incentives were set at 90% of base salary for our current President and CEO and our former President of APUS, 55% for our current President of APUS (subject to a minimum bonus of $100,000), and 50% for all other NEOs, each with an opportunity to achieve a stretch incentive for superior performance. After considering the survey data and the individual performance of the executives, the percentage for continuing NEOs was determined to be appropriate and was not increased for 2020.

●	Long-Term Equity Incentives – We believe a significant portion of our NEOs’ total compensation should be in the form of long-term equity incentive awards. In 2020, to further emphasize performance and ensure management’s objectives are aligned with those of our stockholders, annual equity awards for our continuing NEOs were split 50% as time-based restricted stock units (“RSUs”) and 50% as performance-based deferred stock units (“PSUs”), and certain continuing NEOs also received one-time PSUs valued at 15% of their base salary. RSUs and PSUs vest in three equal annual installments, subject to achievement of adjusted EBITDA and revenue targets in the case of PSUs.

CEO Target Compensation*

*Pay mix total excludes signing bonus amount, as described in the “Summary Compensation Table” below.

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ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

●	Proposal No. 1: To elect to the Board the nine nominees set forth in this Proxy Statement, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

●	Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

●	Proposal No. 3: To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR approval of the compensation of our named executive officers (Proposal No. 2); and FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held Virtually on May 21, 2021

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 9, 2021 to all of our stockholders as of the close of business on March 25, 2021 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Our Annual Report to Stockholders and this Proxy Statement are available at www.apei.com/resources/proxy-materials.

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Attending the Annual Meeting

The Annual Meeting will be a completely virtual meeting to be held over the Internet. We are again holding the Annual Meeting as a virtual meeting this year to ensure the health and safety of our stockholders, Board and management and also because we believe that the virtual meeting platform offers expanded access to stockholders who may otherwise not attend in person. As a technology-enabled organization, a virtual meeting aligns with our commitment to innovation and our role as a provider of online education.

Whether you are a shareholder of record or hold your shares in “street name,” you may participate in and vote online at the Annual Meeting by visiting www.virtualshareholdermeeting.com/APEI2021 and using the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials to enter the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or Wi-Fi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the Annual Meeting.

If you have questions regarding how to attend and participate in the Annual Meeting, or encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 844-986-0822 (Toll Free) or 303-562-9302 (International Toll). Technical support will be available starting at 7:45 a.m. EDT on May 21, 2021.

If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then beginning April 9, 2021 and until 11:59 p.m. EDT on May 20, 2021, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question or comment, and click “Submit.” Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/APEI2021, type your question into the “Ask a Question” field, and click “Submit”. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. Consistent with our approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order. In the unlikely event that the volume of questions increases to the point that time constraints prohibits APEI from answering all pertinent questions, the remaining pertinent questions will be answered on our Investor Relations site.

A webcast of the 2021 Annual Meeting will be archived and accessible through May 20, 2022.

Voting at the Annual Meeting

Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on the Record Date.

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If on the Record Date you hold shares of our common stock that are represented by stock certificates or registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and AST is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote online at the meeting or by proxy via Internet, mail, or telephone. Whether or not you plan to attend the Annual Meeting online, you may vote over the Internet by following the instructions in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by submitting your vote by telephone or by signing and submitting your proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card you will receive upon request of printed materials. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this Proxy Statement.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to American Public Education, Inc., Attn: Corporate Secretary, 111 W. Congress Street, Charles Town, West Virginia 25414, (2) submitting a duly executed proxy bearing a later date, (3) voting again by Internet or by telephone, or (4) attending the Annual Meeting and voting online. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.

If on the Record Date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in street name, and these proxy materials will be forwarded to you by that organization or person. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in its account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you use your 16-digit control number to enter the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted should you later decide not to attend the Annual Meeting.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your unvoted shares may constitute “broker non-votes.” Unvoted shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares are voted.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 111 W. Congress Street, Charles Town, West Virginia 25414, from May 10, 2021 to the date of our Annual Meeting. Stockholders may contact our Corporate Secretary and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/APEI2021.

Quorum Requirement for the Annual Meeting

The presence at the Annual Meeting, whether online or by valid proxy, of the persons holding a majority of shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 18,671,101 shares of common stock outstanding, held by 445 stockholders of record. Abstentions (i.e., if you or your broker mark “ABSTAIN”

8	PURPOSE MADE POSSIBLE

on a proxy) and “broker non-votes” will be considered to be shares present at the meeting for purposes of a quorum.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on routine matters, such as the ratification of an independent public accounting firm, for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors, approval of amendments to stock plans, and matters related to executive compensation.

Required Votes

Election of Directors. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of the votes cast against that director’s election. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

The advisory vote on executive compensation and the ratification of our independent public accounting firm. The advisory vote on compensation of our named executive officers and the approval of the proposal to ratify the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2021 each require the affirmative vote of the holders of at least a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes are not taken into account in determining the outcome of these proposals, and abstentions will have the effect of a vote against each of these proposals.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, fiduciaries, custodians, and other similar organizations representing beneficial owners of shares for the Annual Meeting. We have agreed to pay Georgeson a fee of approximately $11,000 plus out-of-pocket expenses. We may solicit proxies by mail, personal interview, telephone, or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

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CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), a Code of Business Conduct and Ethics (the “Code of Ethics”), a Policy for Related Person Transactions and other policies as part of our corporate governance practices and in accordance with rules of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”).

The Guidelines, Code of Ethics, and Policy for Related Person Transactions are reviewed periodically by our Nominating and Corporate Governance Committee, and changes are recommended to the Board for approval as appropriate. In March 2020, our Board (i) added “Harassment and Discrimination” and “Safety” sections to our Code of Ethics to align with already-established policies set forth in our employee and faculty handbooks and to emphasize our commitment to good social governance practices, (ii) expressly embedded in the Code of Ethics a requirement already being followed that each individual covered by the Code of Ethics must acknowledge the Code of Ethics, (iii) broadened provisions protective of confidential information, and (iv) made additional amendments to facilitate compliance with law. The amended Code of Ethics did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics. In March 2021, the Board updated the Guidelines to add to the characteristics to be considered as part of the Nominating and Corporate Governance Committee’s review of Board composition and to strengthen the Committee’s consideration of tenure and the need for Board refreshment, to formalize the Board’s responsibility for establishing and supporting our commitment to positive environmental and social impacts and for ensuring strong governance practices, and to add additional risk oversight language.

Corporate Governance Guidelines and Code of Ethics

The Guidelines set forth a framework to assist the Board in the exercise of its responsibilities. The Guidelines cover, among other things, the composition and certain functions of the Board, director independence, stock ownership by our non-employee directors, management succession and review, Board committees, the selection of new directors, and director expectations.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of Company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees. We also have a separate Code of Ethics that is specifically applicable to our Chief Executive Officer, Chief Financial Officer and other Principal Officers (as defined therein).

Any waiver of either Code of Ethics for our directors, executive officers, or Principal Officers may be made only by the Board and will be promptly disclosed as may be required by law, regulation, or rule of the SEC, or Nasdaq listing standards. If we further amend either Code of Ethics or waive any provision of either Code of Ethics with respect to our Chief Executive Officer, Chief Financial Officer, or other Principal Officers, we will post the amendment or waiver on our corporate website, www.apei.com. The information on our corporate website is not incorporated by reference into this Proxy Statement.

The Guidelines and Codes of Ethics are each available in the Governance section of our corporate website.

Certain Relationships and Related Person Transactions

Policies and Procedures for Related Person Transactions

As a supplement to and extension of our Codes of Ethics, the Board has adopted a Policy for Related Person Transactions pursuant to which our Nominating and Corporate Governance Committee, another independent committee of the Board or the full Board, must give prior consent before we may enter into a related person transaction with our executive officers, directors, nominees for director and principal stockholders, including their immediate family members and affiliates. Any request for us to enter into a

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related person transaction with an executive officer, director, nominee for director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. A related person transaction is a transaction in which the Company is or will be a participant and in which a related person has or will have a direct or indirect material interest, other than (i) a transaction involving $120,000 or less when aggregated with all related transactions, (ii) a transaction involving compensation to an executive officer that is approved by the Board or the Committee, (iii) a transaction involving compensation to a director or director nominee that is approved by the Board, the MDC Committee or the Nominating and Corporate Governance Committee, and (iv) any other transaction that is not required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of our directors, executive officers, and employees are required to report to our Nominating and Corporate Governance Committee any such related person transaction.

In approving or rejecting a proposed related person transaction, our Nominating and Corporate Governance Committee considers the facts and circumstances available and deemed relevant to the Nominating and Corporate Governance Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Nominating and Corporate Governance Committee approves only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Nominating and Corporate Governance Committee determines in the good faith exercise of its discretion. Under the policy, if we discover related person transactions that have not been approved, the Nominating and Corporate Governance Committee will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.

Related Person Transactions

There have been no related person transactions since the beginning of 2020 and there are no currently proposed related person transactions.

Stock Ownership Guidelines

To further align the interests of our executive officers and directors with the interests of our stockholders, and after evaluation of best practices and consultation by the MDC Committee with Willis Towers Watson Public Limited Company (“Willis Towers Watson”), its independent consultant, the Board has implemented stock ownership guidelines applicable to our executive officers and directors. Each executive officer is expected to hold shares of common stock with an aggregate value greater than or equal to a multiple of the executive officer’s base salary as set forth below:

●	our Chief Executive Officer — six times base salary;

●	our Executive Vice Presidents — two times base salary; and

●	our Senior Vice Presidents — base salary.

Each of our non-employee directors is expected to hold shares of common stock with an aggregate value greater than or equal to at least three times the amount of the annual retainer paid to non-employee directors for service on the Board, excluding additional committee retainers, if any.

Under the stock ownership guidelines, common stock held directly, including shares of common stock held in a separate brokerage account or in a 401(k) account, and common stock held indirectly (e.g., by a spouse, minor dependent, or a trust for the benefit of the executive or director, or the executive’s or director’s spouse or minor dependent), count toward satisfaction of the levels set forth in the guidelines. For purposes of the guidelines, the “value” of the common stock is based on the closing price of the common stock on the day on which a determination under the guidelines is being made. The determination of compliance with the guidelines is measured annually on the last business day of each year.

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Our executives and non-employee directors are expected to comply with these guidelines within five years of the date the person first became an executive or non-employee director, as applicable. If an executive officer has not achieved the stock ownership level as outlined above by that date, the executive officer will be required to retain 50% of the net shares of common stock acquired pursuant to equity awards made after the adoption of the guidelines until such levels are achieved. “Net shares” are those shares that remain after shares are sold or withheld to pay withholding taxes and/or the exercise price of stock options, if applicable. As of December 31, 2020, all of our executive officers and non-employee directors were in compliance with the stock ownership guidelines to the extent required.

Restrictions on “Hedging”

We have adopted a policy prohibiting our directors, officers, and employees from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities. We have adopted this policy in order to align the interests and objectives of individuals subject to the policy with those of our stockholders.

Restrictions on “Pledging”

We have adopted a policy prohibiting our directors and officers from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans. This prohibition is to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information regarding the Company.

Stockholder Engagement

We believe that stockholder engagement is an important corporate governance practice. Regular dialogue with stockholders strengthens our relationship with the financial community and helps stockholders make informed investment decisions, assess our long-term financial performance, and evaluate our business practices. Through our stockholder engagement process, we receive valuable feedback that informs our decisions regarding our strategy, our executive compensation practices, and our corporate governance practice and policies, which we believe is a critical component to our success.

Our meetings with investors are attended by one or more members of APEI’s management team, including our Chief Executive Officer, our Chief Financial Officer, our Senior Vice President, Chief Strategy and Corporate Development Officer, and our Vice President, Corporate Communications. In 2020, our management team had more than 160 individual engagements with current and prospective investors through a combination of a non-deal roadshow, investor conferences, and one-on-one meetings.

The focus of our 2020 meetings with investors spanned a wide variety of topics, including but not limited to, discussions about:

●	our long-term strategy;
●	recent business and operating performance;
●	our enterprise transformation, including the proposed acquisition of Rasmussen University;
●	our regulatory profile;
●	the impact of and our response to the COVID-19 pandemic, and
●	ESG topics and initiatives.

As part of these meetings, we also shared with investors our approach to corporate governance and executive compensation. We view these engagements as opportunities to learn from our investors and better understand their concerns and expectations.  We expect to increase the number of engagements with investors over time as we grow and as we seek additional feedback from our long-term investors.

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In December 2020, we embarked on an ESG-focused stockholder engagement campaign that began with outreach to our top 25 shareholders, representing approximately 74% of shares outstanding. Stemming from this outreach, our Chief Financial Officer and our Vice President, Communications met with institutional investors representing approximately 23% of shares outstanding, including two of our five largest shareholders, to discuss our progress on ESG-related matters, and additional stockholders representing approximately 6% of our shares outstanding to discuss more general strategic matters. In the ESG-focused meetings, we heard that Board involvement in ESG is increasingly important, that investors expect our website to be a primary disclosure channel for ESG-related information, and that the investors we met with were pleased with our progress but stressed that continued improvement would be important in light of emerging standards and increasing investor expectations. We have since taken several actions that were responsive to these views, including formalizing Board oversight of ESG in our governance documents and enhancing ESG disclosure on our website, including by making public several of our ESG-related policies. We plan to conduct another ESG-focused investor outreach campaign in 2021.

Corporate Governance Best Practices

✓ Highly independent and diverse board

◾   Eight of our nine director nominees are independent

◾   Six of our director nominees, including our Chief Executive Officer, are diverse, based on racial or gender identity

◾   All Board committees are 100% independent

◾   Commitment to recruitment and consideration of diverse nominees, including women and minorities

✓ Annual elections of all directors

✓ Independent Chairperson

✓ Restrictions on hedging and pledging

✓ Board oversight of ESG efforts

✓ Risk management oversight

◾   Board has principal responsibility for risk management oversight

◾   Board regularly meets with management to receive reports

◾   Nominating and Corporate Governance, Management Development & Compensation, and Audit Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Oversight” (page 16)

✓ Equity ownership guidelines

◾   6x annual base salary for our CEO

◾   2x annual base salary for our executive vice presidents and 1x for all other NEOs

◾   3x annual base retainer for non-employee directors

We continue to demonstrate a strong commitment to corporate governance and our commitment to best practices:

●	Corporate Governance Guidelines. In March 2021, our Board updated the Guidelines to expand the criteria of characteristics that the Nominating and Corporate Governance Committee must consider when evaluating the Board’s overall compensation to include tenure and expertise, and to clarify that the existing requirement of consideration of diversity includes diversity of viewpoints, experience, race, ethnicity, and gender, as well as age and background. The amendments also set forth the responsibilities of the Board with respect to (i) risk oversight, including the responsibility to set our overall tone for risk management and to oversee management’s risk management processes, and (ii) establishing and supporting strong ESG practices and policies.

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●	Management Development & Compensation Committee Charter. In March 2021, our Board amended our MDC Committee Charter to clarify its oversight responsibilities relating to human capital, including its oversight of human capital measures and objectives, diversity, inclusion, and corporate culture, as well as our polices and plans concerning the recoupment of incentive compensation (our “clawback” policies).

●	Nominating and Corporate Governance Committee Charter. In March 2021, our Board amended our Nominating and Corporate Governance Committee Charter to provide that the Committee assist the full Board in the oversight of our ESG strategy and activities and to codify our existing practice of oversight of director succession planning and independence. The amendments also related to oversight of our corporate governance programs and practices, including trends and best practices related to corporate social responsibility and sustainability and related matters.

Our Commitment to Environmental and Social Quality

We believe that our intrinsic value can be measured by the impact of our activities on the communities that we serve – by our ability to make a difference. We seek to create positive environmental and social impacts that bring value to our students, employees, other stakeholders, and society. And we believe that the Board of Directors and management play a critical role in delivering on these commitments. In March 2021, we formalized the Board’s responsibility to establish and support our commitment to positive environmental and social impacts and to ensure strong governance practices through amendments to the Guidelines and our Nominating and Corporate Governance Committee’s charter. Our Nominating and Corporate Governance Committee is responsible for assisting the Board in overseeing this commitment, including by overseeing our strategy and activities related to corporate social responsibility, sustainability and other ESG matters. The Committee is also tasked with oversight of related risks, review and evaluation of ESG-related strategy, goals, initiatives, policies and practice, and oversight of the development and use of ESG metrics as well as ESG reporting and disclosure. We also have a management-led Environmental and Social Quality Committee that reports to our Chief Executive Officer and supports management’s execution of our ESG efforts and development of our ESG strategy. This committee is comprised of a chairperson (currently, our Senior Vice President, Chief Human Resource Officer) designated by our Chief Executive Officer and members designated by our Chief Executive Officer and executive leadership team.

Additionally, we have implemented, and recently made available on our website:

●	a Human Rights Policy that outlines our support for human rights and the freedom, security and dignity of all people;

●	a Code of Vendor Conduct Policy to facilitate vendor awareness of and commitment to standards and practices compatible with our values;

●	a Workforce and Labor Rights Policy to foster a workplace free from discrimination or harassment; and

●	an Enterprise Environmental Policy that outlines our commitment to sustainability.

APUS is a charter signatory of the American College & University Presidents’ Climate Commitment, pursuant to which we committed to work toward carbon neutrality, inventory our emissions, integrate sustainability into our curriculum and make related information publicly available. We have committed to climate neutrality by 2050 and a 20 percent waste reduction by 2030. Our commitment to environmental sustainability is not just a paper commitment. Overall, we estimate that our greenhouse gas emissions were 0.148 metric tons of CO2 equivalent per full-time enrollment (FTE) in 2019. That puts APUS emissions well below the average of 4.9 metric tons among institutions that are members of Second Nature, an organization of universities committed to climate neutrality.

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In addition to creating positive environmental impacts, we believe that our Company should have a positive social impact. We were built on the belief that quality education should be accessible to all, not reserved for the few. We strive for inclusiveness in our classrooms - our goal is to build bridges, not tear them down. Informed debate focused on finding solutions is incorporated into the heart of our curriculum. For example, in our criminal justice programs, we teach de-escalation to help police officers be more effective in the communities they serve. We also believe in making a difference in the communities in which we live and work. Our many volunteer and community service projects often emerge organically from the ideas and passions of our students. In 2020, through our network of 70-plus student organizations with more than 74,000 members, APUS students, graduates, faculty and staff took part in more than 1,300 activities supporting environmental and social causes.

1. Located in Charles Town, West Virginia.

2. Calculated by Sundowner Sustainability Consultants LLC as of December 31, 2019. Analysis of 2020 is currently underway.

3. Universal waste as defined by Resource Conservation and Recovery.

Our Commitment to Our People

Our ability to deliver on our corporate mission and our enterprise transformation is tightly aligned with our human capital strategy. Our MDC Committee is tasked with overseeing our human capital efforts and alignment, including with respect to recruitment, development, and retention. In March 2021, our Board amended our MDC Committee Charter to clarify its oversight responsibilities relating to human capital, including by adding express responsibility for oversight of human capital measures and objectives and human capital efforts related to diversity, inclusion and corporate culture.

We believe the workplace and institutions of higher education are greatly enhanced by diversity. We have committed to recruitment and consideration of diverse nominees, including women and minorities, and our Board nominees are 67% diverse from a racial, gender or ethnic standpoint. We further defined our commitment in March 2021 by updating the Guidelines to clarify that the existing requirement of consideration of diversity includes diversity of viewpoints, experience, race, ethnicity, and gender, as well as age and background. As of December 31, 2020, approximately 65% of our faculty and staff at APEI and APUS

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were female, and 19% self-identified as ethnically diverse. We are committed to attracting additional underrepresented minorities to join our ranks. In 2020, APUS formed an Equity, Diversity, and Inclusion (“ED&I”) task force sponsored by the President and Provost of APUS that is dedicated to creating a more intentional ED&I strategy, including long term plans and working to address immediate priorities.

We are also committed to the health and well-being of our employees. In March 2020, in response to the COVID-19 pandemic, we implemented our business continuity plan, and employees at HCN began operating in a blended model with online delivery of courses and limited in-person interaction and substantially all of our APEI and APUS employees transitioned to a remote workforce, using digital platforms and virtual collaboration tools to communicate with one another and our institutions’ students. Since then, we have cautiously allowed certain employees to return to an office work setting, following Centers for Disease Control and Prevention and local guidelines and regulations. In addition, we continue to prioritize a safe workplace, with no reported workplace injuries, arrests, assaults, fatalities, or known occupation diseases in 2020.

Board’s Role in Risk Oversight

Our management is responsible for managing risks in our business, including by developing processes to monitor and control risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with our strategy and culture. The Board focuses on understanding management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks. The Board regularly meets with our management, particularly our Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, and General Counsel, to receive updates on how management is assessing and managing risk in particular functional areas of our business, as well as monitors risks that have been delegated to its committees. The Board and its committees also request and receive regular reports from management on particular areas of risk, such as cybersecurity or threats to technology infrastructure.

The Board’s committees assist the Board in carrying out its oversight of risks, and each of the committee charters specifically address issues of risk. At the request of the full Board, from time to time the Nominating and Corporate Governance Committee may discuss or examine in more depth specific risk areas and request presentations and information from management for that purpose. Pursuant to the Guidelines, the Board is expected to specifically consider risks that relate to our reputation and the general industry in which we operate, including with respect to privacy, information technology and cybersecurity, and threats to technology infrastructure. The Nominating and Corporate Governance Committee considers and makes recommendations on how the Board is approaching its role of risk oversight. The Nominating and Corporate Governance Committee also has responsibility for oversight of ESG-related risks. The Audit Committee reviews and assesses the qualitative aspects of financial reporting and our processes to manage financial and financial reporting risk. The Audit Committee regularly reports its findings to the Board.

While the Nominating and Corporate Governance Committee and the Audit Committee have primary responsibility for assisting the Board with its risk oversight responsibilities, the MDC Committee also assists the Board with risk oversight. The MDC Committee is responsible for the oversight of our human capital policies, programs, initiatives, and strategies, including with respect to employee engagement, diversity and inclusion, culture, employee retention, training, and talent development. When establishing executive compensation and director compensation and in its role in implementing incentive compensation plans, the MDC Committee considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company. The MDC Committee has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company; this conclusion has been confirmed by the Board.

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The performance, reliability, and security of the networks and technology infrastructure we use or rely on is critical to our operations, our institutions’ reputation, and our ability to attract and retain students. The Board regularly reviews our cybersecurity and other information technology risks, controls, and procedures, including plans to mitigate such risks and respond to any cyber incidents. The Board receives regular reports from our Chief Technology Officer on these and related topics, including management’s approach to cybersecurity and potential investments in additional cybersecurity capabilities. In 2020, the Board oversaw efforts to mature cybersecurity processes, grow and strengthen our cybersecurity organization, and increase measures for detection and prevention of threats, including as a result of remote working due to COVID-19.

The following table highlights the roles of the Board and each committee in risk oversight:

The Board
● Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
● Receives and reviews regular reports provided by management, and monitors risks that have been delegated to its three standing committees.
● Considers risks that relate to the reputation of our Company and the general industry in which we operate, including with respect to privacy, information technology and cybersecurity, and threats to technology infrastructure.
Nominating and Corporate Governance Committee	Audit Committee	Management Development & Compensation Committee

●    Assists the Board in overseeing management’s development and application of approach for the assessment and management of strategic, operational, regulatory, information, external and other significant risks.

●    Assists the Board in overseeing strategy and activities related to corporate social responsibility, sustainability, and other ESG matters.

●    Periodically communicates with the other committees of the Board with regard to their current risk oversight activities.

●    Discusses our major financial and other financial reporting risk exposures.

●    Discusses the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

●    Receives and reviews the annual report from management regarding the manner in which we are assessing and managing our exposure to financial and other financial reporting risks.

●    Considers whether our compensation policies and practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks.

●    Oversees human capital management efforts and alignment, including any related risks.

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COMPOSITION AND MEETINGS OF THE BOARD AND ITS COMMITTEES

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2020:

Director	Age	Director Since	Committee Memberships
			AUD	MDC	NCG
Eric C. Andersen, Independent (1) Partner, PeakEquity	59	2012		X
Granetta B. Blevins, Independent Independent Consultant	62	2020	X(2)		X
Barbara G. Fast*, Independent President and Chief Executive Officer, BGF Enterprises LLC	67	2009		X	X
Jean C. Halle, Independent Independent Consultant	62	2006	C(2)
Barbara L. Kurshan, Independent Senior Fellow and Innovation Advisor, University of Pennsylvania, Graduate School of Education	72	2014	X	X
Timothy J. Landon, Independent Partner, Ergo Ventures & Advisors, LLC	58	2009	X		C
Daniel S. Pianko, Independent Co-Founder and Managing Director, University Ventures	44	2020			X
William G. Robinson, Jr., Independent President, Broadgate Human Capital, LLC	56	2019		C	X
Angela K. Selden President and Chief Executive Officer of the Company	55	2019
2020 Meetings	Board:	23	5	12	5

* MG (Ret) Fast will retire from the Board upon the expiration of her term at the 2021 Annual Meeting.

AUD	Audit Committee	(1) Chairperson of the Board
NCG	Nominating and Corporate Governance Committee	(2) Audit Committee Financial Expert
MDC	Management Development & Compensation Committee
C	Committee Chair
X	Committee Member

Board Independence and Leadership Structure

The Board believes, and the Guidelines require, that a substantial majority of its members should be independent directors. In addition, the respective charters of the Audit, MDC, and Nominating and Corporate Governance Committees currently require that each member of such committees be independent directors. Consistent with Nasdaq’s independence criteria, the Board has affirmatively determined that all of our directors are independent, with the exception of Ms. Selden, who is our President and Chief Executive Officer. Nasdaq’s independence criteria includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types

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of business dealings with us. In addition, as further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed any information provided by the directors and management with regard to each director’s business and personal activities that may relate to us and our management.

In accordance with the Guidelines, the independent members of the Board holds at least two “executive session” meetings each year. If the Chairperson of the Board were not an independent director, an independent chairperson would be selected for each executive session. These meetings serve as a forum to discuss the annual evaluation of the Chief Executive Officer’s performance, the annual review of the Chief Executive Officer’s plan for management succession, and such other topics as the independent directors deem necessary or appropriate.

The Guidelines specify that the Board shall select its Chairperson based on the Board’s determination of what is then in our best interests. Historically, we have split the positions of the Chairperson of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our management structure. Our Chief Executive Officer, among other duties, is responsible for implementing the strategic direction for the Company and for the day-to-day leadership and performance of the Company, while the Chairperson of the Board, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board. Currently, Ms. Selden serves as our Chief Executive Officer and Mr. Andersen serves as the Chairperson of the Board.

The Board of Directors and its Committees

Information concerning the Board and its three standing committees is set forth below. Each Board committee consists only of directors who are not employees of the Company and who are “independent” as defined in Nasdaq’s rules.

The Board and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. The Board held a total of 23 meetings during the fiscal year ended December 31, 2020. During this time, all of our current directors attended at least 75% of the aggregate number of meetings held by the Board and all committees of the Board on which such director served (during the period that such director served). The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend. Our 2020 Annual Meeting of Stockholders was attended by all seven of our directors who were then serving.

The Board has three standing committees: the Audit Committee; the MDC Committee; and the Nominating and Corporate Governance Committee. The charters for the Audit, MDC, and Nominating and Corporate Governance Committees can be accessed electronically on the “Governance — Governance & Ethics Documents” section of our corporate website, www.apei.com.

The Board conducts, and the Nominating and Corporate Governance Committee oversees, an annual evaluation of the Board’s operations and performance in order to enhance its effectiveness. Recommendations resulting from this evaluation are made by the Nominating and Corporate Governance Committee to the full Board for its consideration. Each committee also conducts an annual evaluation of its own performance and charter, and makes recommendations as necessary to either management, the Nominating and Corporate Governance Committee, or the full Board, as applicable, as a result of these evaluations.

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Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm, and the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage financial reporting risk, and our compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

The members of our Audit Committee are Ms. Halle, who serves as chair of the Committee, Ms. Blevins, Dr. Kurshan, and Mr. Landon. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows.

The Board has determined that each of Ms. Halle and Ms. Blevins is an “Audit Committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that each member of our Audit Committee is independent under Nasdaq’s listing standards and each member of our Audit Committee is independent pursuant to Rule 10A-3 of the Exchange Act.

Management Development & Compensation Committee

The MDC Committee is responsible, among its other duties and responsibilities, for establishing the compensation and benefits of our Chief Executive Officer and other executive officers, monitoring compensation arrangements applicable to our Chief Executive Officer and other executive officers in light of their performance, effectiveness, and other relevant considerations, and administering our equity incentive plans. In addition, the MDC Committee is responsible for succession planning for our Chief Executive Officer and other key executive officers and for overseeing our human capital management efforts, including with respect to recruitment, development, and retention. Pursuant to our Bylaws, the MDC Committee may create one or more subcommittees, each subcommittee to consist of one or more members of the MDC Committee, and may delegate any or all of its powers and authority to those subcommittees.

The members of our MDC Committee are Mr. Robinson, who serves as chair of the Committee, Mr. Andersen, MG (Ret) Fast, and Dr. Kurshan. The Board has determined that each member of our MDC Committee meets Nasdaq’s independence requirements for approval of the compensation of our Chief Executive Officer and other executive officers.

The MDC Committee has the sole authority to retain and terminate any compensation consultant to assist in evaluating executive officer compensation. In 2020, the MDC Committee retained Willis Towers Watson directly as an outside compensation consultant to assist in evaluating our compensation programs, as it has since 2007. The MDC Committee assessed Willis Towers Watson’s independence, considering all relevant factors, including those set forth in Nasdaq rules. In connection with this assessment, the Committee considered Willis Towers Watson’s work and determined that it raised no conflicts of interest. Willis Towers Watson does no work for the Company other than work that is authorized by the MDC Committee or its chairperson. The Committee used information provided to it by Willis Towers Watson in connection with making 2020 compensation determinations. Willis Towers Watson also advised the MDC Committee on the use of a peer group and applicable survey data for comparative purposes. The consultant’s role in recommending the amount or form of executive compensation paid to our named executive officers during 2020 is described in the “Compensation Discussion and Analysis — Compensation Program Philosophy and Objectives —Competitive Compensation” section on page 38.

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The MDC Committee considers the results of the annual advisory vote on the compensation of our named executive officers. See “Proposal No. 2” on page 73 to review this year’s proposal. In 2020, approximately 96% of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal.

The MDC Committee works closely with our Chief Executive Officer on compensation decisions and has delegated certain aspects of the annual incentive plans for the other executive officers, including the named executive officers, to our Chief Executive Officer. For a discussion of the role of our Chief Executive Officer in determining or recommending the executive compensation paid to our named executive officers during 2020, see the “Compensation Discussion and Analysis — Other Compensation Policies and Practices — Role of Executives in Executive Compensation Decisions” section on page 55. None of our other executive officers participates in any deliberations related to the setting of executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board. The Committee is also responsible, among its other duties and responsibilities, for making recommendations to the Board or otherwise acting with respect to corporate governance policies and practices, including board size and membership qualifications, recommendations with respect to director resignations tendered in the event a director fails to achieve a majority of votes cast in favor of his or her election, new director orientation, committee structure and membership, and policies and practices regarding communications with stockholders. In addition, the Nominating and Corporate Governance Committee assists the Board in understanding and overseeing management’s processes for the assessment and management of non-financial risks of the Company and the steps that management has taken to monitor and control exposure to such risks. The members of our Nominating and Corporate Governance Committee are Mr. Landon, who serves as chair of the Committee, Ms. Blevins, MG (Ret) Fast, Mr. Pianko, and Mr. Robinson. The Board has determined that each member of our Nominating and Corporate Governance Committee meets Nasdaq’s independence requirements for directors that make director nominations.

Ad Hoc and Subsidiary Committees

From time to time, the Board may create ad hoc committees for specific purposes. In 2018, the Board created a temporary new committee of the Board called the Transaction Review Committee, which continued its work in 2019 and 2020. The Transaction Review Committee was tasked with providing the Board with additional oversight, on a regular basis, of our strategic and diversification efforts. MG (Ret) Fast, Mr. Andersen, Ms. Halle and Mr. Pianko were the only members of the Committee during 2020.

Members of the Board may also be asked to serve in a committee role that involves service as a representative of the Board on the board of one of our wholly owned subsidiaries. In 2020, Mr. Robinson and Dr. Kurshan served in this role for APUS and MG (Ret) Fast served in this role for HCN.

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DIRECTOR NOMINATIONS AND

COMMUNICATION WITH DIRECTORS

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our Bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. For a stockholder’s nomination of a person to stand for election as a director at an annual meeting of stockholders to be considered, our Corporate Secretary must receive such nominations at our principal executive offices not more than 120 days, and not less than 90 days, before the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary, the nomination must be received no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the notice or public disclosure of the meeting. Each submission must include the following information:

●	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

●	a representation that the stockholder is a holder of record of Company capital stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons;

●	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

●	such other information regarding each nominee to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, by the Board;

●	if applicable, the consent of each nominee to serve as a director if elected;

●	a statement whether each nominee, if elected, intends to tender an irrevocable resignation in the form required by the incumbent directors under the Bylaws; and

●	such other information that the Board may request in its discretion.

The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, provided, however, that if, as of the tenth day preceding the date we first mail notice of the meeting for such meeting to our stockholders, the number of nominees exceeds the number of directors to be elected, which we refer to as a “Contested Election,” the directors shall be elected by the vote of a plurality of the votes cast. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Our Bylaws require that the Board or a committee of the Board shall not nominate any incumbent director who, as a condition to such nomination, does not submit a conditional and, in the case of an uncontested election, irrevocable letter of resignation to the Chairperson of the Board. If an incumbent nominee is not elected in an uncontested election, the Nominating and Corporate Governance Committee will promptly consider such director’s conditional resignation and make a

22	PURPOSE MADE POSSIBLE

recommendation to the Board regarding the resignation. Each incumbent director nominated for election to the Board at the Annual Meeting as described under “Proposal No. 1” on page 24 has submitted the conditional letter of resignation as required by our Bylaws.

In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to our Bylaws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant.

Additional information regarding requirements for stockholder nominations for next year’s annual meeting is described in this Proxy Statement in the section titled “General Matters — Stockholder Proposals and Nominations” on page 81.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board may do so by writing to the Board, the Chairperson of the Board, or the non-employee members of the Board as a group, at:

American Public Education, Inc.

111 W. Congress Street

Charles Town, West Virginia 25414

Attn: Corporate Secretary

Complaints or concerns relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the relevant individual or group. All correspondence is required to prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication subject to our policy and will be received and processed by the Corporate Secretary’s office. Each communication received by the Corporate Secretary will be copied for our files and in most cases will be promptly forwarded to the addressee. The Board has requested that certain items not related to the Board’s duties and responsibilities be excluded from the communications so forwarded under the policy. In addition, the Corporate Secretary is not required to forward any communication that the Corporate Secretary, in good faith, determines to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. However, the Corporate Secretary will maintain a list of each communication subject to this policy that is not forwarded and, on a quarterly basis, will deliver the list to the Chairperson of the Board. In addition, each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous shall nevertheless be retained in our files and made available at the request of any member of the Board to whom such communication was addressed.

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 PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of nine members, all of who except MG (Ret) Fast are standing for election at the Annual Meeting. MG (Ret) Fast will retire from the Board this year. We are deeply grateful to MG (Ret) Fast for her contributions to the Company.

Our nominees for the election of directors at the Annual Meeting include seven independent non-employee directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 21, 2021: Eric C. Andersen; Granetta B. Blevins; Jean C. Halle; Dr. Barbara L. Kurshan; Timothy J. Landon; Daniel S. Pianko, William G. Robinson, Jr.; Angela K. Selden; and Vincent R. Stewart. All of the nominees except LtGen (Ret.) Stewart are currently serving on the Board.

Proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless otherwise stated in the proxy or in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board, or the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation, or removal.

Criteria for Evaluating Director Nominees

The Board provides strategic direction to the Company and oversees the performance of our business and management. The Nominating and Corporate Governance Committee periodically identifies and reviews with the Board desired skills and attributes of both individual Board members and the Board overall within the context of current and future needs. Among the Committee’s responsibilities is the development of general criteria, subject to approval by the full Board, for use in identifying, evaluating, and selecting qualified candidates for election or re-election to the Board. The Committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. It may use outside consultants to assist in identifying candidates. In determining whether to recommend candidates to serve on the Board, the Committee considers (i) whether candidates meet regulatory and independence requirements, (ii) the Board’s overall composition in light of current and future needs, (iii) the past performance of incumbent directors, and (iv) whether candidates have the qualities of integrity, judgment, acumen, and the time and ability to make a constructive contribution to the Board. In reviewing the composition of the Board, the Committee considers professional skills and background, experience in relevant industries, diversity, age, tenure, and geographic background. The Committee maintains a commitment to include candidates with a diversity of backgrounds, including women and minorities, and considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full Board.

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As a part of our continued process of Board refreshment and succession planning, the Nominating and Corporate Governance Committee sought to add two additional directors to the Board in 2020 and to replace MG (Ret) Fast. LtGen (Ret.) Stewart came to the Committee’s attention upon the recommendation of MG (Ret) Fast, who initially recommended him for service on the Board of Trustees of APUS, which is a role he assumed in August 2020. Ms. Blevins was identified to the Committee by Dr. Kurshan, who was acquainted with her from prior experiences in the education sector, and Mr. Pianko was identified to the Committee by Ms. Selden, who had become acquainted with him after she became CEO of APEI in connection with her discussions with education industry participants with experience buying, owning and running education and skills businesses.

The Board has determined that all of our director nominees are qualified to serve as directors of the Company. Set forth below are some of the experiences, qualifications, attributes, and skills possessed by these nominees.

Qualifications and Experience	Andersen	Blevins	Halle	Kurshan	Landon	Pianko	Robinson	Selden	Stewart
Business Strategy Experience	●	●	●	●	●	●	●	●	●
Finance, Investment and Accounting Experience	●	●	●	●		●		●
Corporate Governance Experience	●	●	●				●
Operational Experience	●	●	●	●	●	●	●	●	●
Education or Academia Experience		●	●	●		●
Risk Management Experience	●	●				●			●
Sales and Marketing Background	●		●		●			●
Talent Management Expertise					●		●	●	●
Technology or Cybersecurity Expertise	●	●	●	●	●	●	●	●	●

Information for each nominee for director, including names, ages as of April 9, 2021, terms of office, principal occupations, and business experience is set forth below. In addition, for each nominee, we have included additional information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

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Eric C. Andersen
Director since June 2012 ● Chairperson of the Board ● Management Development & Compensation Committee Age: 59 Independent: Yes

Biography

Mr. Andersen has served on the Board since June 2012, including as Chairperson of the Board since May 2020. Mr. Andersen is a partner with PeakEquity, a lower middle market private equity firm that specializes in making investments in enterprise software companies. Prior to joining PeakEquity, Mr. Andersen was a partner at Milestone Partners, a private equity firm, from 2011 to 2015. From 2006 to 2011 Mr. Andersen served as a Managing Director of private equity firm Silver Lake Partners, before which he worked in the consulting industry with IBM Business Consulting Services (BCS), serving as Managing Partner, Asia Pacific responsible for IBM’s business solutions and business process outsourcing business across Asia Pacific, and Managing Partner, Distribution Sector responsible for IBM’s consulting business in the pharmaceutical, retail, consumer goods and travel/transportation industries. Before working with IBM, Mr. Andersen was a senior partner at PwC Consulting, where he served in a variety of positions. Mr. Andersen has served as a director of Vertex (Nasdaq: VERX), a software company focused on delivering comprehensive tax solutions, since January 2008, and currently serves as Vertex’s lead independent director. Mr. Andersen also currently serves on the boards of directors of several private companies.

Skills and Qualifications

●    Experience as a principal in several private equity firms

●    Expertise in outsourcing, information technology and software, and international operations

Granetta B. Blevins
Director since June 2020 ● Audit Committee ● Nominating and Corporate Governance Committee Age: 62 Independent: Yes

Biography

Ms. Blevins has served on the Board since June 2020. Ms. Blevins has worked as an independent consultant since January 2000, working in a variety of capacities for non-profit and for-profit start-ups to mid-size businesses in multiple industries. From October 2018 to September 2019, Ms. Blevins served as Chief of Staff, LRNG at Southern New Hampshire University, where she was responsible for managing strategy, budget and resources for the LRNG learning platform. She also served as Chief Financial Officer and Chief of Staff of the non-profit social enterprise Collective Shift, which created the LRNG platform, from January 2015 until its acquisition by Southern New Hampshire University in October 2018. In addition, she served as Chief Financial Officer of Education Design Studio, a fund investor and business incubator for education technology start-up companies, from December 2012 until December 2019, and Chief Financial Officer of GlassLab, Inc., a non-profit that creates digital games for learning and assessment, from May 2014 to December 2016. Prior to 2000, Ms. Blevins held senior level finance and corporate planning positions with both public and privately held companies. Ms. Blevins currently serves on the Board of Trustees and chairs the Audit Committee of Georgetown College in Georgetown, Kentucky, and has previously served on and chaired other nonprofit boards.

Skills and Qualifications

●    Experience in senior management positions for a range of corporations and non-profits

●    Significant experience in financial management, strategic planning, and strategy execution

●    Expertise in the education industry, including with respect to technology

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Jean C. Halle
Director since March 2006 ● Audit Committee (Chair)· Age: 62 Independent: Yes

Biography

Ms. Halle has served on the Board since March 2006. Since 2010, Ms. Halle has worked as an independent consultant and since April 2018, Ms. Halle has served on the Maryland State Board of Education, including as a Vice President since July 2019. From September 2013 until May 2014 she served as the Acting Chief Operating Officer for Curiosityville, a digital early learning company. From 2002 to 2010, Ms. Halle was the Chief Executive Officer of Calvert Education Services, a provider of accredited distance education programs and educational support services. From 1999 to 2001, Ms. Halle was the Chief Financial Officer and Vice President of New Business Development for Times Mirror Interactive, a digital media subsidiary of the former Times Mirror Company. From 1986 to 1999, Ms. Halle held a number of positions with The Baltimore Sun Company, including Vice President of New Business Development, Chief Financial Officer and Vice President of Finance, President of Homestead Publishing, a subsidiary of The Baltimore Sun Company, and Director of Strategic Planning. From 1983 to 1986, Ms. Halle was the Chief Financial Officer and Vice President of Finance for Abell Communications, and Assistant Treasurer of A.S. Abell Company, the former parent company of The Baltimore Sun Company. From 1979 to 1983, Ms. Halle was a Senior Management Consultant with Deloitte, Haskins and Sells, now Deloitte, an international accounting and professional services firm. Ms. Halle previously served on the advisory board of Stevenson University and the board of the Loyola University School of Education. Ms. Halle currently serves on the Board of Trustees of Catholic Distance University and the advisory board of a private company.

Skills and Qualifications

●  Experience in online education as a Chief Executive Officer

●  Experience in financial consulting

●  Named a National Association of Corporate Directors Board Leadership Fellow, having completed a comprehensive program of study for experienced corporate directors spanning leading practices for boards and committees

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Dr. Barbara “Bobbi” L. Kurshan
Director since August 2014 ● Audit Committee ● Management Development & Compensation Committee Age: 72 Independent: Yes

Biography

Dr. Kurshan has served on the Board since August 2014. Dr. Kurshan is the Innovation Advisor (previously Executive Director of Academic Innovation) and a Senior Fellow in Education at the Graduate School of Education at the University of Pennsylvania, a position she has held since 2012. At the University of Pennsylvania, she has among other things run the Milken-GSE Business Plan Competition and overseen the Master’s in Education Entrepreneurship program. In addition, from 2013 to 2019, she was Chair of the Board of Education Design Studio, Inc., a seed fund and incubator for education entrepreneurs operated in collaboration with the university. Dr. Kurshan also provides consulting services in the areas of education, technology, and innovation through Educorp Consultants Corporation, a company she has owned and operated since 1989. In addition, she was previously the Co-CEO of a private equity fund, Core Learning Fund at SPO Partners, which invested in education technology companies. Dr. Kurshan has had an over 40-year career as both an academic and award-winning entrepreneur. She also currently serves on the board of directors of an educational gaming company.

Skills and Qualifications

●    Extensive background and leadership experience of more than 40 years in the field of higher education

●    Entrepreneurial experience building companies

●    Finance and investment experience in edtech companies and management of private equity fund and seed fund

Timothy J. Landon
Director since January 2009 ● Nominating and Corporate Governance Committee (Chair) ● Audit Committee Age: 58 Independent: Yes

Biography

Mr. Landon has served on the Board since January 2009. Since August 2017, Mr. Landon has served as a partner of Ergo Ventures & Advisers, a venture investing and consulting firm and the operating partner in LESA Automotive and SmartReal.com, which integrate hardware, software, logistics, and services to deliver digital video, photography, and 3D imaging to auto dealers and real estate agents, respectively. From September 2013 to August 2017, Mr. Landon served as the Chief Executive Officer of Aggrego, LLC, a venture capital-backed startup focused on building content and ad networks for mobile distribution in the United States, Western Europe, the Caribbean, Central America, and Asia Pacific. From June 2012 until September of 2013, Mr. Landon served as President of Wrapports Ventures, the venture capital and incubator division of Wrapports, LLC, which disrupted and transformed local media using technology. From 2008 to 2012, Mr. Landon served as Chief Executive Officer of Landon Company, where he focused on early stage angel investing and consulting for private equity, venture capital, and large traditional and online media companies. Mr. Landon worked at Tribune Company for more than 20 years, and served in a variety of positions within the Tribune organization, including as President of Tribune Interactive, Inc. from March 2004 until February 2008, where he was responsible for overall interactive and classified advertising strategy, technology, and operations for the Tribune Company, and had leadership roles in starting CareerBuilder.com, Classified Ventures (the holding company of Apartments.com and Cars.com), and other online businesses.

Skills and Qualifications

●    Extensive experience in starting, building and managing internet-focused media businesses over the last 25 years

●    Significant knowledge of online marketing and online business models, which has direct relevance and applicability to our business

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Daniel S. Pianko
Director since June 2020 ● Nominating and Corporate Governance Committee Age: 44 Independent: Yes

Biography

Mr. Pianko has served on the Board since June 2020. Mr. Pianko is the founder of and currently serves as an investor and Managing Director for Achieve Partners, since January 2019. Since April 2011, he has served as an investor and Managing Director for University Ventures, which he also founded. Mr. Pianko is a frequent commentator on higher education and his insights have been featured in national media outlets including The Wall Street Journal, CNBC, TechCrunch, Inside Higher Ed, and The Chronicle of Higher Education. Prior to founding University Ventures, Mr. Pianko established a student loan fund, served as chief of staff for the public/private investments in the Philadelphia School District, and worked as a hedge fund analyst. Mr. Pianko began his career in investment banking at Goldman Sachs. He currently serves on a number of non-profit boards, including the Board of Trustees of Harlem Village Academies.

Skills and Qualifications

●  Significant investing experience

●  Deep industry experience and expertise related to higher education

William G. Robinson, Jr.
Director since June 2016 ● Management Development & Compensation Committee (Chair) ● Nominating and Corporate Governance Committee Age: 56 Independent: Yes

Biography

Mr. Robinson has served on the Board since June 2016. Since October 2018, Mr. Robinson has served as president of Broadgate Human Capital, LLC, a human resources consulting firm. From December 2013 through September 2017, Mr. Robinson served as executive vice president and chief human resources officer of Sabre Corporation, a travel technology company, where he was responsible for leading Sabre’s global human resources organization, including talent management, organizational leadership, and culture. Prior to joining Sabre in December 2013, Mr. Robinson served as the senior vice president and chief human resources officer at Coventry Health Care, a diversified managed health care company that then had 14,000 employees, from 2012 to 2013. From 2010 to 2011, Mr. Robinson served as senior vice president for human resources at Outcomes Health Information Solutions, a healthcare analytics and information company specializing in the optimization and acquisition of medical records. Prior to that, from 1990 to 2010, he worked for General Electric, where he held several human resources leadership roles in diverse industries including information technology, healthcare, energy, and industrial, including as the human resources leader within the GE Enterprise Solutions division, where he led a global team in an organization of 20,000 employees in 200 locations worldwide. Mr. Robinson has served as a director of Clover Health Investments, Corp. (Nasdaq: CLOV), a health technology company focused on improving health outcomes for America’s seniors, since March 2021, and also serves on the board of MUST Ministries, a charitable organization.

Skills and Qualifications

●  Significant experience and leadership in human capital management

●  Experience as an executive officer of other public companies

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Angela K. Selden
Director since September 2019 ● President and Chief Executive Officer Age 55 Independent: No

Biography

Ms. Selden joined us in September 2019 as President and Chief Executive Officer and a member of the Board. Ms. Selden previously served as Chief Executive Officer of DIGARC, LLC, an education technology provider to higher education institutions, since October 2016. From July 2015 until April 2016, Ms. Selden was Interim Chief Executive Officer of Skybridge Americas, a global contact center and provider of fulfillment solutions, and served as a member of its board of directors from July 2015 through December 2018. Prior to Skybridge Americas, Ms. Selden served as Chief Executive Officer of Workforce Insight, LLC, a global provider of strategic workforce management, from 2014 to April 2015, after Workforce Insight’s acquisition by Baird Capital Partners, where Ms. Selden served as Executive in Residence from April 2013 to April 2014 and led the acquisition of Workforce Insight. Prior to her role at Baird, Ms. Selden served as Chief Executive Officer and Executive Co-Chairman of Arise Virtual Solutions, Inc., a virtual workforce solutions outsourcer. Earlier in her career, Ms. Selden spent 18 years at Accenture, including serving as the Managing Partner, leading Accenture’s North American Consumer and Industrial Products group to significant growth.

Ms. Selden co-founded and has served as Chairman of DinerIQ, a provider of a mobile marketing technology platform for the hospitality industry, since August 2015, and has served on the board of directors of Talent Wave, a provider of independent contractor compliance and workforce solutions, since July 2015, and on the University of St. Thomas, Opus College of Business’ Strategic Board of Governors since April 2012. From July 2013 to March 2015, Ms. Selden served as Executive Chairman and Director of Call Assistant/Strategic Fundraising, Inc., a global call center platform and services business.

Skills and Qualifications

●    Close to 20 years’ of leadership and management experience within the education and technology-enabled solutions industries and within private-equity and publicly-traded environments

●    Experience delivering workforce solutions to enterprise customers and executing large-scale business transformation programs

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Lieutenant General (Retired) Vincent R. Stewart
Director nominee Age: 62 Independent: Yes

Biography

Since July 2020, LtGen (Ret.) Stewart has served as Chief Innovation and Business Intelligence officer for consulting firm Ankura Consulting Group, LLC. LtGen (Ret.) Stewart founded and has served as President of Stewart Global Solutions, LLC, an international consulting company focused on cybersecurity, geopolitical intelligence, strategic planning and crisis management services, since April 2019. Prior to founding Stewart Global Solutions, during a military career that spanned for nearly four decades, LtGen (Ret.) Stewart served in many senior roles. As Deputy Commander of United States Cyber Command from October 2017 to April 2019, he provided strategic leadership to more than 10,000 personnel executing the full spectrum of cyberspace operations, including securing the Department of Defense’s Information Network, which consisted of 3 million users in 140 countries across 15,000 networks and 6,000 physical locations. Previously, as Director of the Defense Intelligence Agency from January 2015 to October 2017, he managed a global organization of over 16,000 personnel operating in more than 100 countries, delivering intelligence on the military capabilities of potential adversaries. From 2013 to 2015, LtGen (Ret.) Stewart served as Commanding General, Marine Forces Cyberspace Command, and from 2009 to 2013, he served as Director of Intelligence, United States Marine Corps. Earlier in his military career, he served in a series of intelligence, command, and strategy roles with the Department of Defense and United States Marine Corps.

Skills and Qualifications

●    Extensive experience and achievements in the U.S. Military, including cybersecurity and intelligence

●    Almost 40 years of military service until his retirement as a Lieutenant General

●    Strategic leadership and management experience

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NINE NOMINATED DIRECTORS.

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2020 DIRECTOR COMPENSATION

Our non-employee director compensation policy was established and is periodically revised following consultation with Willis Towers Watson. In December 2019, Willis Towers Watson presented to the MDC Committee information on non-employee director compensation, providing comparative information on the same peer group that the MDC Committee uses for executive compensation, as well as general industry levels. Following consultation with Willis Towers Watson, the MDC Committee recommended, and the Board approved, increases in director compensation, effective as of January 1, 2020. The Board determined that these increases were appropriate because the annual cash compensation for our non-employee directors was previously near the bottom of our peer group and total annual compensation was below the median of the general industry survey data provided by Willis Towers Watson. The Board also considered that there had not been any increases to director compensation for three years.

Pursuant to the non-employee director compensation policy, for 2020, directors received an annual retainer of $70,000. The chairs of the Audit, MDC, and Nominating and Corporate Governance Committees were entitled to receive and additional annual retainers of $15,000, $10,000 and $8,000, respectively. The non-employee Chairperson of the Board was entitled to receive an additional annual retainer of $50,000, and the Vice-Chairperson was entitled to receive an additional annual retainer of $15,000. The Chairperson was not entitled to receive any additional annual retainers for also serving as chair of any of the Board’s standing committees. Members of the Board may also be asked to serve in a committee role that involves service as a representative of the Board on the board of one of our wholly owned subsidiaries. The MDC Committee recommended modifying the payments for service in these roles, and in June 2020 the Board approved a flat additional retainer of $30,000 for service with respect to American Public University System and for other subsidiaries approved a payment of $3,000 ($3,600 for a director serving as chair) per in-person meeting, or $900 ($1,200 for a director serving as chair) for telephonic meetings, but with no more than one payment per day.

The annual retainers are payable in quarterly installments, and each director may, before the beginning of the applicable year, elect to receive his or her annual retainer in common stock having the same value as the portion of the annual retainer to be paid, calculated as of the close of business on the first business day of the year. In connection with our annual meeting of stockholders, our non-employee director compensation policy for 2020 also provided for an annual grant to each director of restricted stock having a value of $80,000 on the grant date. Consistent with past practice, the restricted stock grant vests on the earlier of the one-year anniversary of the date of grant or immediately prior to the next year’s annual meeting of stockholders.

Directors who join the Board during the year, which in 2020 included Ms. Blevins and Mr. Pianko, receive pro-rated retainers and restricted stock grants.

We also reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under the directors’ and officers’ indemnity insurance policies.

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The following table sets forth information regarding compensation earned by our non-employee directors during 2020:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Eric C. Andersen	$107,019	$79,985	$187,004
Granetta B. Blevins	$38,462	$73,632	$112,094
Barbara G. Fast	$111,000	$79,985	$190,985
Jean C. Halle	$85,000	$79,985	$164,985
Barbara L. Kurshan	$80,353	$79,985	$160,338
Timothy J. Landon	$78,000	$79,985	$157,985
Daniel S. Pianko	$38,462	$73,632	$112,094
William G. Robinson	$95,165	$79,985	$175,150

(1)  See the Summary Compensation Table in the “Compensation Tables and Disclosures” section of this Proxy Statement for disclosure related to Ms. Selden and Dr. Boston, each of whom is one of our named executive officers.

(2) The grant date fair value per share of the restricted stock awards in 2020 for Ms. Blevins and Mr. Pianko was $28.83, and for the other directors was $31.74, each as computed in accordance with FASB ASC Topic 718. MG (Ret) Fast elected to defer receipt of the vested shares until the earlier of the date of separation from service and June 1, 2023. Dr. Kurshan elected to defer receipt of the vested shares until the earlier of the date of separation from service and June 1, 2022.

As of December 31, 2020, there were no exercisable or unexercisable option awards held by our current non-employee directors. The aggregate number of unvested stock awards outstanding held as of that date by our current non-employee directors were as follows:

Name	Stock Awards
Eric C. Andersen	2,520
Granetta B. Blevins	2,554
Barbara G. Fast	2,520
Jean C. Halle	2,520
Barbara L. Kurshan	2,520
Timothy J. Landon	2,520
Daniel S. Pianko	2,554
William G. Robinson	2,520

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

OUR 2020 NEOS

Our named executive officers (“NEOs”) for 2020 are:

Angela K. Selden Chief Executive Officer and President	Wade T. Dyke President of American Public University System (“APUS”) since August 12, 2020	Wallace E. Boston, Jr. former President of APUS, who served in this role until his retirement on August 12, 2020

Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer	Patrik Dyberg Executive Vice President and Chief Technology Officer	Thomas A. Beckett Senior Vice President, General Counsel and Secretary

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes our executive compensation program and decisions for 2020. This section details the compensation framework applied by the Management Development & Compensation Committee (the “MDC Committee”) and, in particular, our compensation philosophy and objectives, elements of compensation, compensation decisions, and the link between executive compensation and performance.

34	PURPOSE MADE POSSIBLE

Consistent with the improved financial performance and registration and enrollment growth at APUS and National Education Seminars, Inc., which we refer to as Hondros College of Nursing (“HCN”), the compensation realized by our NEOs was significantly higher in 2020 than in 2019. This is a direct reflection of the design of our executive compensation program and our intention to pay for performance. Our NEOs received maximum payouts under our annual incentive plan tied to financial performance and above target payouts tied to satisfaction of individual “management by objective” performance measures (“MBOs”). For example, Ms. Selden’s payout under our 2020 annual incentive plan was 147% of her target opportunity, slightly less than her total opportunity of 150% of target. In addition, based on above-target performance for both adjusted EBITDA and revenue, the performance measures for performance-based deferred stock units (“PSUs”) that we granted in 2020, PSUs were earned by NEOs at 191.5% of the target opportunity, slightly less than the total opportunity of 200% of target.

A Return to Enrollment Momentum

We provide online and on-campus postsecondary education to approximately 92,700 students through our two subsidiary institutions, APUS and HCN. APUS provides online postsecondary education to approximately 90,400 adult learners and has a history of serving the academic needs of the military, military-affiliated, and public service communities. HCN provides nursing education to more than 2,300 students across six campuses in Ohio and one campus in Indiana. In October 2020, we announced that we had entered into a definitive agreement to acquire Rasmussen University, a nursing- and health-sciences focused institution serving over 18,000 students at its 24 campuses across seven states and online. The Rasmussen acquisition is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by ED, approval by the HLC, and approval by or notices to other regulatory and accrediting bodies.

We saw strong financial performance in 2020 thanks to continued enrollment growth at APUS and a turnaround with record enrollment at HCN. We believe this performance reflects the process of resetting and re-positioning us for growth that began in 2019, and more broadly reflects the resilient, steady leadership and execution of strategic and operational imperatives by our named executive officers during a period of unprecedented disruption in education and the wider economy.

2020 Say-on-Pay Vote

We consider the views of our stockholders in designing our executive compensation program and welcome feedback on our executive pay practices. At our 2020 Annual Meeting, more than 96% of the votes cast by our stockholders on our annual advisory vote on the compensation of our NEOs were in favor of this proposal. We believe that this level of support for this proposal affirms our approach to executive compensation. See page 73 for this year’s say-on-pay proposal.

2020 Compensation Mix

The charts below show the breakdown of the components of Ms. Selden’s target compensation opportunity for 2020 as well as the average target compensation for our other NEOs serving at the beginning of the year, other than Dr. Boston. As discussed in the overview section below, the breakdown of target compensation opportunity reflects our focus on variable compensation tied to performance, with our CEO’s fixed base salary representing only 23% of her total target compensation opportunity, with annual and long-term incentives tied to financial, enrollment, individual, and equity performance representing the remainder.

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CEO Target Compensation*	Other NEO Target Compensation*

*Pay mix totals exclude signing bonus amounts, as described in the “Summary Compensation Table” below.

COMPENSATION PROGRAM OVERVIEW

Compensation Program Philosophy and Objectives

Our compensation programs for our NEOs are designed to attract, incentivize, retain, and reward the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives, as well as to hold our executives accountable for our actual business performance.

Elements of our Compensation Program Philosophy
Variable Cash Compensation	We believe in using variable cash compensation to motivate and reward performance for our NEOs.
Focus on Corporate Goals	We strive to provide compensation that is directly related to the achievement of our corporate goals, which we measure through earnings per share, enrollment, individual management objectives, and adjusted EBITDA and revenue goals.
Carefully Monitor External Market Practices	We monitor market practices so that our programs reflect the realities of the competitive market to ensure we are paying for performance. At the same time, we must also ensure we can attract the top talent necessary to drive results through our business strategy.

Executive Compensation Best Practices

Highlighted below are certain executive compensation practices that we employ in order to align executive compensation with stockholder interests. Also listed below are certain compensation practices that we do not employ because we do not believe they would serve our stockholders’ long-term interests.

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What We Do	How We Do It
We Pay for Performance	We tie a significant portion of our executives’ annual compensation opportunity to objective performance metrics and continue to monitor our compensation mix to ensure the performance-based portion is consistent with that of our peers.
We Target Pay Competitively	We seek to target compensation within a competitive range of the market median and only deliver greater compensation when warranted by actual superior performance. Conversely, we deliver lower compensation when performance results do not meet our threshold expectations. We review our compensation and performance alignment compared to our peers annually to understand where our programs are working and where we can continue to make improvements.
We Enforce Executive Stock Ownership Guidelines	Each of our executives is expected to own shares of our common stock with a value ranging from one to six times the executive’s base salary, depending on position.
We Utilize Meaningful Vesting Conditions for Equity Awards	Equity awards, including performance-based awards, have three-year ratable vesting periods from the date of grant.
We Impose a “Clawback Policy”	We can recover any performance-based cash or equity award where, as a result of an accounting restatement, the performance goals were later determined not to have been achieved. In addition, we can recover equity awards made to an employee in cases where we have to prepare an accounting restatement due to our material noncompliance with financial reporting requirements and the restatement is the result of misconduct that resulted from the employee knowingly having engaged in that misconduct, the employee’s gross negligence, or the employee knowingly or through gross negligence having failed to prevent misconduct.
We Utilize an Independent Compensation Consulting Firm	The MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation.

What We Don’t Do	How We Prohibit It
We Don’t Permit Hedging	We prohibit our directors and employees, including our NEOs, from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds, and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities.
We Don’t Permit Pledging	We prohibit our directors and officers, including our NEOs, from holding our securities in margin accounts, pledging our securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation, or deferred fee plans, to avoid sales of our securities on behalf of an individual related to margin calls, loan defaults, and automatic rebalances, which may occur when the individual has material nonpublic information about us.
We Don’t Offer Single-Trigger “Change of Control” Payments	For those NEOs who have employment agreements, the agreements provide that in the case of a “change of control” the NEO only receives severance payments in connection with a termination of their employment.
We Don’t Provide Tax Gross-Ups	We do not provide our NEOs with tax gross-up payments for a change of control in employment agreements, or for other benefits.

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 COMPETITIVE COMPENSATION

Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives within the for-profit education industry and the broader market for executive talent. It is the MDC Committee’s general intent that each NEO’s base salary, target total cash compensation (base salary plus annual cash incentives at the target performance level), and total direct compensation (which also includes equity awards) should be set to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant, with appropriate adjustments to reflect the specific situation of each NEO, including how their roles may differ from those at other companies.
	50th	The MDC Committee’s intent is generally to set each NEO’s base salary to be competitive with the 50th percentile of the survey data received from the Committee’s independent consultant.

Assessing Competitive Practice

For 2020, the MDC Committee continued its prior engagement of Willis Towers Watson as an independent consultant to the Committee, including to assist the Committee with a competitive assessment of base salary, annual incentives, long-term equity incentive and total direct compensation. For the Committee’s assessment of its compensation program, Willis Towers Watson provides comparative data that includes survey data for each of the NEOs and data from a group of publicly traded companies against which we compare compensation, which we refer to as our peer group. For those executives for whom both survey data and peer group data are available, the MDC Committee uses the survey data for its primary comparisons because we believe, consistent with the advice of Willis Towers Watson, that the survey data is more robust and provides a better comparison for the Company than the peer group data. This is in part because peer group data is more limited and typically cannot be size-adjusted to account for revenue responsibilities.

Consistent with the advice of Willis Towers Watson, when reviewing compensation for executive positions, the MDC Committee generally considers compensation to be competitive if it falls within the following ranges relative to the 50th percentile of the comparative survey data:

●	within 10% for base salary
●	within 15% for total cash compensation
●	within 20% for total direct compensation

Survey Data and Peer Group

For 2020 compensation decisions, Willis Towers Watson provided data from the following published surveys as a primary source: the 2019 Willis Towers Watson General Industry Executive Compensation U.S. Survey Report and the 2018-2019 College and University Professionals Association for Human Resources Administrators in Higher Education Annual Survey Report. Because of the variance in size among the companies included in the databases for the published surveys, Willis Towers Watson informed the MDC Committee that, to the extent possible, it had assessed the published survey data in the context of APEI’s and APUS’s projected fiscal year 2020 revenue, as revenue responsibility is typically one of the most reliable predictors of executive pay.

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While the MDC Committee uses survey data as the primary source of comparative information, we believe our peer group is still important as a secondary review of the competitive market for executive talent. Prior to making compensation decisions for 2019, the MDC Committee, with the assistance of Willis Towers Watson, had adopted a new peer group after screening for public companies within the education services, consumer services, commercial and professional services, and software and services industry that were similar in size (revenue, net income, total assets and number of employees), were peers of our peers, and that we had selected or proxy advisory firm Institutional Shareholder Services had identified as our peers. For 2020, the MDC Committee went through the same evaluation process, however the group did not change from what it had been in 2019, and consisted of the following companies:

●	Carriage Services, Inc.;

●	GP Strategies Corporation;

●	Grand Canyon Education, Inc.;

●	Stride, Inc. (fka K12 Inc.);

●	Lincoln Educational Services Corporation;

●	Perdoceo Education Corporation;

●	Strategic Education, Inc.;

●	Universal Technical Institute, Inc.; and

●	Zovio Inc. (fka Bridgepoint Education, Inc.).

The review of our peer group for setting initial 2020 compensation only resulted in comparative information for Ms. Selden and Mr. Sunderland. The analysis indicated that there was insufficient comparable information for the other NEOs, other than with respect to the President of APUS. However, Dr. Boston’s salary had been set separately as discussed below and his successor had not been hired at the time compensation was generally set for 2020. The MDC Committee, however, did take the peer group information into account when assessing the competition package for Dr. Dyke at the time of his appointment.

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 ELEMENTS OF COMPENSATION

The compensation program for our NEOs is comprised of three elements: base salary; annual incentive cash compensation; and long-term equity incentives.

Pay Element	How It Links To Performance
BASE SALARY
● Regular, fixed element of compensation. ● Reviewed annually. ● Reflects each NEO’s individual role and responsibility.	● Informed by the 50th percentile of the survey data received from the MDC Committee’s independent consultant. ● Intended to be part of a total compensation package that is competitive.
ANNUAL INCENTIVE CASH COMPENSATION

●      Provides cash incentives for achieving and surpassing corporate goals.

●      Offers the opportunity for NEOs to earn:

○      annual payments for achievement of earnings and enrollment targets; and

○      annual payments for satisfaction of MBOs.

●      Generally structured so that target total cash (base salary plus annual incentives) is competitive with the 50th percentile of the survey data when target performance goals under the annual incentive plan are achieved.

●      Provides compensation for annual performance.

●      Helps to focus executives on corporate financial, strategic and operational goals, which are expected to lead to increased stockholder value.

●      This focus is enhanced through an additional incentive that pays an additional amount to NEOs for superior performance, which is referred to as the stretch portion of the annual incentive plan.

LONG-TERM EQUITY INCENTIVE COMPENSATION

●      Annual grants of equity awards comprised of time-based restricted stock units (“RSUs”) and PSUs.

●      All awards vest over three years.

●      PSUs tied to 2020 achievement of adjusted EBITDA and revenue.

●      Generally selected so that total target compensation is competitive with the 50th percentile of the survey data received from the MDC Committee’s independent consultant.

●      Provides compensation that is tied to longer-term performance.

●      Intended to align the interests of the NEOs with those of our stockholders.

●      Time-based vesting aids in the retention of NEOs.

●      Adjusted EBITDA and revenue performance measures align with metrics that are relevant to the achievement of our long-term strategic goals.

●      The MDC Committee retains the right to adjust equity awards downward.

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 2020 COMPENSATION DECISIONS

In setting base salary, annual incentive cash compensation and long-term equity incentives for 2020, the MDC Committee considered, among other factors, the compensation levels for our NEOs in 2019, the respective performances of each of our continuing NEOs in 2019, and what the Committee believed was required based on the marketplace for executive talent, including based on the market information provided by Willis Towers Watson.

Base Salary

Base salary is an integral part of compensation for our NEOs and is generally set in January of each year, absent other factors, such as promotions or new hires. Ms. Selden was appointed to her position in September 2019, and her base salary was set at that time, taking into account the negotiated amount necessary to attract Ms. Selden to the Company, as well as the comparative data presented by Willis Towers Watson, which indicated that her base salary was competitive with the 50th percentile of the survey data. The MDC Committee did not change Ms. Selden’s base salary for 2020, which is consistent with the MDC Committee’s general policy of not increasing base salary for executives who were recently hired. The MDC Committee also noted that her base salary remained competitive with the 50th percentile of the survey data.

When Dr. Boston ceased to serve as President and CEO of the Company in September 2019 but continued to hold the position of President of APUS, his base salary was decreased from $692,070 to $500,000, which amount was negotiated with Dr. Boston in connection with the leadership transition and was intended to reflect a lower level of responsibility. As with Ms. Selden, Dr. Boston did not receive any change in salary for 2020.

Each of the other continuing NEOs received a 2% salary increase, except for Mr. Beckett, who received a 4.5% increase. In approving these increases, the Committee considered the contribution and role of each NEO, the other factors described above and the recommendation of Ms. Selden. In particular, the Committee considered that while Mr. Sunderland’s salary placed him slightly above the 75th percentile of the survey data and our peer group data, he is a long-serving and highly valued member of our executive team, and his contributions to the Company were expected to be particularly important during 2020 as we had recently undergone a leadership change and anticipated implementing new strategies intended to drive enrollment growth and accelerate brand recognition. Mr. Dyberg’s base salary was between the 50th and 75th percentile of the survey data, which was generally consistent with the level of base salary established when he joined the Company in 2018 as well as the importance to the Company of the information technology transformation program that we initiated in 2019. Mr. Beckett’s 4.5% increase in salary reflected his performance in 2019 and that his salary was below the 50th percentile of the survey data.

Dr. Dyke was appointed to his position effective August 2020, and his base salary was set at that time taking into account the negotiated amount necessary to attract Dr. Dyke to the Company, the importance of the APUS President to the Company and its performance, as well as the comparative data presented by Willis Towers Watson, which indicated that his base salary was slightly above the 75th percentile of the blended survey and peer company data.

Annual Incentive Cash Compensation

Overall Opportunity. We believe annual incentive cash compensation furthers our compensation philosophy and objectives by focusing our NEOs on performance goals that measure corporate strategic, financial, and operational objectives. The total opportunity for annual cash incentive compensation for our NEOs under our annual incentive plan (“AIP”) is expressed as a target percentage of base salary. We further enhance the focus on performance goals through a stretch incentive opportunity under the AIP that pays an additional amount to our NEOs for superior performance, which we refer to as the stretch

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portion of the AIP. The following table set forth the target and stretch incentives under the AIP expressed as a percentage of base salary.

Named Executive Officer	Target Incentive	Stretch Incentive (% of Base Salary)	Total Maximum Potential
Angela K. Selden	90	45	135
Wade T. Dyke	55	30	85
Wallace E. Boston, Jr.	90	45	135
Richard W. Sunderland, Jr.	50	30	80
Patrik Dyberg	50	30	80
Thomas A. Beckett	50	20	70

The target and stretch percentages for Ms. Selden, Dr. Dyke, Dr. Boston, Mr. Sunderland, and Mr. Dyberg reflect the minimum target and stretch percentages set forth in their employment agreements. After considering the survey data and the individual performance of the executives, the MDC Committee believed, in its subjective, but informed, judgment, that the percentages for all continuing NEOs should remain the same for 2020. Ms. Selden’s annual incentive target was set at a higher percentage than those of the other NEOs (other than Dr. Boston), reflecting that she is our President and CEO, and Dr. Dyke’s percentage was set in connection with his appointment as President of APUS and in recognition of the significant importance of that role. Dr. Boston’s annual incentive target was set at a higher percentage because it was the minimum under his employment agreement, which was entered into when he was President and CEO, and in recognition of his long service in that position and the important role he played during the transition to Ms. Selden’s and Dr. Dyke’s leadership. In anticipation of his retirement, Dr. Boston’s employment agreement, described below under “Employment Agreements – Dr. Boston’s Employment Agreement”, provided that his incentive for 2020 would be prorated in the event he terminated his employment during the year.

Dr. Dyke’s employment agreement, described below under “Employment Agreements – Dr. Dyke’s Employment Agreement”, provided that his incentive for 2020 would be prorated for the portion of the year that he was employed and that he would receive no less than $100,000. The MDC Committee agreed to provide a guaranteed minimum bonus for Dr. Dyke as part of the overall incentive package to attract him to the Company. The guaranteed minimum was slightly greater than the $96,525 total target opportunity that would be available to Dr. Dyke based on the 55% target incentive set forth in his employment agreement. The MDC Committee agreed to provide a guaranteed minimum bonus for Dr. Dyke as part of the overall incentive package to attract him to the Company.

We believe that the proportion of target annual incentive compensation to target total cash compensation (base salary plus target annual incentive pay) for our NEOs should be a relatively high percentage. It is also the Committee’s general intent, as discussed above, that target annual incentives should be structured so that target total cash compensation approximates the 50th percentile of the survey data for achievement of target performance goals under the AIP. We believe that positioning to be competitive with the 50th percentile is appropriate for target total cash compensation because of the high level of performance that we believe is required from our executives in order for us to achieve our performance targets. We believe the high percentage of compensation tied to incentive compensation increases the focus of our NEOs on achieving our performance goals.

Performance Measures. The MDC Committee intended that performance under the NEOs’ AIP at both the target and stretch incentive levels would be measured based on achieving and surpassing business performance goals and achievement of individual “management by objective” goals (“MBOs”). We believe that a split among goals is important to reflect our belief that our NEOs should be focused on business performance goals and also on specific goals relevant to their specific positions and responsibilities, dependent in significant part on individual performance, and largely derived from important strategic and operating plan goals. We believe this split also encourages a focus on multiple

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metrics of performance rather than focusing on one particular metric to the exclusion of others that are also important to our results. For 2020, the Committee determined that 80% of the target award would be based on business performance and 20% of the target award would be based on achievement of MBOs.

Business Performance Measures (80% of the AIP target opportunity). The MDC Committee determined that the portion of each NEO’s 2020 AIP award that relates to business performance would be based on achieving and surpassing (i) specified earnings per share (“EPS”) at the consolidated APEI level, the APUS business unit level and the HCN business unit level (other than for executives employed at the APUS level) and (ii) specified enrollments at APUS and HCN (other than for executive employed at the APUS level). The Committee selected EPS as a performance measure because of its strong alignment with shareholder value creation and added enrollment upon the advice of Ms. Selden as a way to encourage enrollment growth. In selecting consolidated, APUS and HCN specific business performance goals, the Committee’s intention was to focus executives at the APEI level both on APEI’s overall business and also the business of APUS and HCN, and to focus executives employed at the APUS level on both the business unit in which they were employed and the larger overall context of the Company. For those executives employed at the APEI level, the AIP opportunity related to business performance was allocated 50% to APEI EPS performance, 40% to a combination of APUS EPS performance and enrollments, and 10% to a combination of HCN EPS performance and enrollments. For those executives at the APUS level, the AIP opportunity related to business performance goals was allocated 25% to APEI EPS performance and 75% to a combination of APUS EPS performance and enrollments.

The following table shows the business performance goals for the APEI-level executives and for the APUS-level executives expressed as a percentage of the portion of the AIP award that relates to business performance:

	EPS Goal Weighting				Enrollment Goal Weighting
	Company	APUS	HCN	Total	APUS	HCN	Total
APEI-level Executives	50%	26.75%	6.75%	83.5%	13.25%	3.25%	16.5%
APUS-level Executives	25%	50%	–	75%	25%	–	25%

Earnings Per Share. The MDC Committee used the target EPS for consolidated financial performance, APUS financial performance and HCN financial performance that was included in our budget when approved by the Board of Directors. For 2020, the Committee also specified that 50% of the target amount would be paid if earnings per share thresholds were attained that reflected 80% achievement of the target levels, which the Committee thought was a level of achievement that would still require effort for the Company to achieve. The Committee determined that it was appropriate to provide an incentive at a threshold level because it would provide an annual incentive that reflected the positive performance of the Company and the contributions of our employees and NEOs. The Committee provided that the stretch portion of the AIP related to financial performance would be payable on earnings per share that reflected 110% achievement of the target levels. This level of achievement was viewed as representing exceptional performance for which management should be rewarded. In setting the 80% and 110% levels, the Committee also considered analysis from Willis Towers Watson that reflected that achievement at these levels was neither certain at the threshold level or likely to be achieved at the stretch level.

When the EPS targets were initially set, our management team and the Board were contemplating changes to the budget. The MDC Committee determined to establish initial goals and update those goals if and when changes to the budget were made. In May 2020, the MDC approved revised EPS goals that reflected the Board-approved revised budget, and which took into account increases in planned marketing expenditures and the expected resulting business impacts, an expected reduction in interest income as a result of changes in interest rates, and higher costs associated with increased student utilization

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of APUS’s military tuition grant. The table below shows the initial and updated goals for consolidated APEI EPS.

APEI EPS	Threshold	Target	Stretch	2020 Result	Achievement
Initial Goal	$1.07	$1.34	$1.47	$1.25	Stretch
Updated Goal	$0.65	$0.81	$0.89

	2020 Result(1)	Achievement
APUS EPS	145% of target	Stretch
HCN EPS	150% of stretch(2)	Stretch

(1)	The specific targets for APUS and HCN earnings per share are not disclosed because they relate to amounts that are not publicly disclosed and disclosure would result in competitive harm.
(2)	As a result of a break-even budget, threshold and stretch levels for HCN EPS did not calculate to 80% and 110%, respectively, of the target HCN EPS.

For 2020, stretch goals were achieved for each EPS metric. APEI reported earnings per share, on a GAAP basis, of $1.25 per share. Earnings per share attributable to our performance at APUS and HCN also exceeded the stretch level of performance. These results were primarily a result of revenue increases resulting from an increase in net course registrations at APUS and student enrollment at HCN. As a result of these earnings, our NEOs earned 100% of the target and stretch portions of the AIP associated with EPS performance.

Enrollment. In addition to EPS, for 2020, upon the recommendation of Ms. Selden, the MDC Committee added total enrollment at APUS and HCN as an element of the AIP in order to motivate awardees to focus on enrollment growth. The MDC Committee set as the target enrollment number the number of enrollments anticipated by our budget as approved by the Board. For 2020, the Committee also specified that 50% of the target amount would be paid if enrollment thresholds were attained that reflected 95% of the target levels, which the Committee thought was a level of achievement that would still require effort to achieve. As with EPS, the Committee determined that it was appropriate to provide an incentive at a threshold level because it would provide an annual incentive that reflected the positive performance of the Company and the contributions of our employees and NEOs. The Committee provided that the stretch portion of the AIP related to enrollments would be payable on enrollments that reflected 103% achievement of the target levels. This level of achievement was viewed as representing exceptional performance for which management should be rewarded.

Enrollment	Threshold	Target	Stretch	2020 Result	Achievement
APUS	310,233	326,561	336,358	353,085	Stretch
HCN	6,823	7,182	7,397	7,408	Stretch

For 2020, APUS had total enrollment of 353,085 and HCN had total enrollment of 7,408. As a result of these enrollments, our NEOs earned 100% of the target portion and 100% of the stretch portion of the AIP associated with enrollment.

Management by Objective Goals (20% of the AIP target opportunity). MBOs are based on company-wide performance goals consistent with our strategic plan. By focusing on goals consistent with our strategic plan, MBOs are intended to focus the executives on goals that will deliver long-term stockholder value. MBOs also provide both personal accountability and rewards for Company performance because they are crafted such that executives are directly responsible for or contribute to their achievement. We believe that MBOs help to keep management from focusing solely on the current year’s financial and business results, which are covered by other parts of the AIP, because many of the MBOs reflect our view of key actions required to capture future market opportunities and help prepare the Company for continued growth and improvement in the future.

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Each NEO had six MBOs for 2020, except for Dr. Dyke, who had three MBOs, reflecting that he joined us late in the year. Each NEO other than Dr. Dyke shared two common goals related to (i) establishing and refining an enterprise operating framework for the Company and (ii) improving the student experience. In addition, each NEO other than Dr. Dyke had additional MBOs focused on team-specific goals on individual goals, some of which also shared common themes. The existence of commonalities across MBOs reflects that executives must work together to achieve results. For NEOs other than Dr. Dyke, each common goal was weighted 20% and each team or unique goal was weighted 15%. Each of Dr. Dyke’s goals was weighted approximately 33%. Additional information on each NEO’s MBOs can be found under “Annual Incentive Plan Payouts” below.

Our 2020 MBOs were established with the opportunity to pay out minimum, target, and stretch amounts. Achievement at the minimum level represents strong performance and would result in payout of 50% of the target amount, achievement at the target level represents superior performance and would result in payout of the target amount, and achievement at the stretch level represents a level of excellent performance and would result in payout of the target and stretch amounts. When setting the stretch MBO goals, the MDC Committee did not believe that it was likely that an executive would achieve all of their MBOs at the stretch level.

To assist in determining the level to which each MBO was met, each NEO was required when the MBOs were set to identify how they planned to support each of their MBOs and at the end of the year to provide a self-assessment with respect to their performance. For NEOs other than Ms. Selden, Ms. Selden provided her assessment of performance, and the MDC Committee affirmed her conclusions after discussions with her and a review of the Company’s performance and, with respect to MBOs for APUS executives, coordination with the Chair and Vice Chair of the APUS Board of Trustees. The Committee reached its conclusions with respect to Ms. Selden’s performance in a session without any executives present.

For 2020, the MDC Committee designed the AIP so that no payments would be made to NEOs for MBO performance unless the Company’s consolidated EPS was at least at the threshold level, and that no payments would be made to NEOs for MBO performance above target unless the target EPS was achieved for the applicable business unit(s). APEI, APUS and HCN all achieved greater than target EPS. As a result, subject to achievement of the MBOs, the NEOs were eligible for payments for MBO performance up to the stretch level.

Annual Incentive Plan Payouts

The following tables show the target opportunities and payouts for each element of the AIP for each NEO, as well as total target opportunities and payouts. Further information about the MBOs for each NEO and the assessment of their performance against those MBOs is provided in footnotes to the “Opportunities and Results” tables.

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Ms. Selden

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$630,000	90%	$567,000	45%	$283,500	135%	$850,500	132.3%	$833,490

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$453,600		$680,400
Earnings Per Share		Consolidated EPS	$226,800	Stretch	$340,200
		APUS EPS	$121,565	Stretch	$182,347
		HCN EPS	$30,391	Stretch	$45,587

Enrollment		APUS Enrollment	$59,875	Stretch	$89,813
		HCN Enrollment	$14,969	Stretch	$22,453

Management by Objective	20%		$113,400		$153,090
Common MBOs		Establish Operating Framework	$22,680	Stretch(1)	$34,020
		Improve Student Experience	$22,680	Stretch(2)	$34,020
Individual MBOs		Implement Marketing and Brand Transformation	$17,010	Stretch(3)	$25,515
		Drive Operational Excellence	$17,010	Target(4)	$17,010
		Support Inorganic Growth Strategy	$17,010	Stretch(5)	$25,515
		Drive Enterprise Digital Transformation	$17,010	Target(6)	$17,010

TOTAL	100%		$567,000		$833,490

(1)	Reflects Ms. Selden’s support for formulation of a 2020 version of the APEI vision, mission, purpose, and values by Company leadership, implementation of the shared services model at HCN, and adoption of marketing dashboards for the enterprise, APUS, and HCN.

(2)	Reflects efforts focused on improving the student experience at APUS and HCN, including defining success metrics and measurements to identify areas of continuous improvement.

(3)	Primarily reflects our investment in and execution of marketing efforts, including an APU brand strategy, a brand-building campaign, and other marketing strategy and technology initiatives.

(4)	Reflects the addition of multiple additional executives in 2020, progress in driving toward a culture of growth, completion of an assessment of whether to divest or build on assets (including the sale of two properties), and Ms. Selden’s adherence to and maintenance of our values, as well as the postponement of work on an MBO related to the corporate office due to the COVID-19 pandemic.

(5)	Reflects the proposed acquisition of Rasmussen University and progress in other areas around planning for inorganic growth, including partnerships and possible additional future acquisitions.

(6)	Reflects completion of our learning management system migration, implementation of an analytical model to measure student satisfaction, and progress against cybersecurity and cloud computing migration goals.

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Dr. Dyke

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$175,500	55%	$96,525	30%	$52,650	85%	$149,175	81.0%	$142,156

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$77,220		$119,340
Earnings Per Share		Consolidated EPS	$19,305	Stretch	$29,835
		APUS EPS	$38,610	Stretch	$59,670

Enrollment		APUS Enrollment	$19,305	Stretch	$29,835

Management by Objective	20%		$19,305		$22,816
		Complete Leadership Transition	$6,436	Stretch(1)	$9,947
		Manage Government Relations	$6,434	Target(2)	$6,434
		Progress Strategic Plan	$6,434	Target(3)	$6,434

TOTAL	100%		$96,525		$142,156

(1)	Primarily reflects a successful completion of the transition from the previous President of APUS, including Dr. Dyke’s efforts to improve the general tenor of the management environment and improve relationships and find synergies between APUS and the parent company.

(2)	Reflects that there were no significant negative regulatory or legislative developments during Dr. Dyke’s tenure in 2020, but also that there had been no positive reforms to the so-called “90/10 Rule” that prohibits for-profit institutions from deriving more than 90% of their annual revenue from Title IV programs.

(3)	Reflects that Dr. Dyke had begun the process and made significant progress in drafting a strategic plan for APUS, but had not completed the plan.

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Dr. Boston

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$305,000	90%	$274,500	45%	$137,250	135%	$411,750	131.4%	$400,770

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$219,600		$329,400
Earnings Per Share		Consolidated EPS	$54,900	Stretch	$82,350
		APUS EPS	$109,800	Stretch	$164,700

Enrollment		APUS Enrollment	$54,900	Stretch	$82,350

Management by Objective	20%		$54,900		$71,370
Common MBOs		Establish Operating Framework	$10,980	Target(1)	$10,980
		Improve Student Experience	$10,980	Target(2)	$10,980
Team MBOs		Plan/Execute Business Continuity	$8,235	Stretch(3)	$12,353
		Enterprise Risk Assessment	$8,235	Stretch(4)	$12,353
Individual MBOs		Drive APUS Operational Excellence	$8,235	Stretch(5)	$12,353
		Support APUS Strategic Initiatives	$8,235	Stretch(6)	$12,353

TOTAL	100%		$274,500		$400,770

(1)	Reflects the development of a business scorecard for APUS, including a design map for key metrics necessary for a review of the APUS business, progressing through several iterations and the refinement of metrics.

(2)	Reflects the establishment of student satisfaction metrics and a student satisfaction baseline, with resourcing for the initiative ongoing.

(3)	Reflects a rapid and successful transition to remote work and remote operations during the COVID-19 pandemic, with services meeting or exceeding established service levels.

(4)	Reflects the update of risks after thorough review, reporting of risks to the APUS Board of Trustees and APEI Board of Directors, and implementation of organizational improvements to the enterprise risk assessment.

(5)	Reflects the evaluation and implementation of artificial intelligence technology and a contract for a robotic process automation application, improvements to corporate communications, and engagement of a consulting firm to evaluate faculty workload.

(6)	Reflects execution of a plan to increase tuition assistance graduate enrollments, the implementation of tuition adjustment, Dr. Boston’s assistance in the search for his successor as President of APUS, and selection of a vendor to support credentialing.

48	PURPOSE MADE POSSIBLE

Mr. Sunderland

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$427,667	50%	$213,834	30%	$128,300	80%	$342,134	79.1%	$338,285

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$171,067		$273,707
Earnings Per Share		Consolidated EPS	$85,533	Stretch	$136,853
		APUS EPS	$45,846	Stretch	$73,353
		HCN EPS	$11,461	Stretch	$18,338

Enrollment		APUS Enrollment	$22,581	Stretch	$36,129
		HCN Enrollment	$5,645	Stretch	$9,032

Management by Objective	20%		$42,767		$64,578
Common MBOs		Establish Operating Framework	$8,553	Stretch(1)	$13,685
		Improve Student Experience	$8,553	Stretch(2)	$13,685
Team MBOs		Progress Financial Systems	$6,415	Stretch(3)	$10,264
		Plan/Execute Business Continuity	$6,415	Stretch(4)	$10,264
Individual MBOs		Drive Operational Excellence	$6,415	Target(5)	$6,415
		Support Inorganic Growth Strategy	$6,415	Stretch(6)	$10,264

TOTAL	100%		$213,834		$338,285

(1)	Reflects the operationalization of line of business scorecards and results, formulation of the 2020 APEI vision, mission, purpose, and values, delivery of a five-year operating plan and implementation of a shared services model at HCN.

(2)	Reflects efforts focused on improving the student experience at APUS and HCN, including defining success metrics and measurements to identify areas of continuous improvement.

(3)	Primarily reflects upgrades to specified enterprise resource management systems.

(4)	Reflects development of a business continuity plan, the execution of a transition to remote work during the COVID-19 pandemic, and operating in a fully remote environment within established service levels and deadlines.

(5)	Reflects Mr. Sunderland’s continued focus on building and expanding the Company’s leadership capability, process improvement, and transforming our culture.

(6)	Reflects Mr. Sunderland’s involvement in the proposed Rasmussen acquisition and his efforts in other areas around inorganic growth, including partnerships.

49	PURPOSE MADE POSSIBLE

Mr. Dyberg

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$364,140	50%	$182,070	30%	$109,242	80%	$291,312	79.1%	$288,035

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$145,656		$233,050
Earnings Per Share		Consolidated EPS	$72,828	Stretch	$116,525
		APUS EPS	$39,036	Stretch	$62,457
		HCN EPS	$9,759	Stretch	$15,614

Enrollment		APUS Enrollment	$19,227	Stretch	$30,763
		HCN Enrollment	$4,807	Stretch	$7,691

Management by Objective	20%		$36,414		$54,985
Common MBOs		Establish Operating Framework	$7,283	Stretch(1)	$11,652
		Improve Student Experience	$7,283	Stretch(2)	$11,652
Team MBO		Plan/Execute Business Continuity	$5,462	Stretch(3)	$8,739
Individual MBOs		Implement Marketing/Brand Transformation	$5,462	Stretch(4)	$8,739
		Drive Operational Excellence	$5,462	Target(5)	$5,462
		Drive Enterprise Digital Transformation	$5,462	Stretch(6)	$8,739

TOTAL	100%		$182,070		$288,035

(1)	Reflects the operationalization of line of business scorecards and results, formulation of the 2020 APEI vision, mission, purpose, and values, delivery of a five-year operating plan and the information technology group’s leadership role in implementation of a shared services model at HCN.

(2)	Reflects efforts focused on improving the student experience at APUS and HCN, including defining success metrics and measurements to identify areas of continuous improvement.

(3)	Primarily reflects helping the organization switch to fully remote work while increasing IT productivity, as well as creation of a cybersecurity roadmap and the conduct of a cyber incident exercise.

(4)	Primarily reflects completion of a website modernization project.

(5)	Reflects progress in cloud computing initiatives and Mr. Dyberg taking the lead in beginning the development of an enterprise data strategy.

(6)	Reflects the level of progress made with learning management system, cloud computing, and cybersecurity initiatives.

50	PURPOSE MADE POSSIBLE

Mr. Beckett

Annual Incentive Plan Opportunity and Actual Payout

	Target AIP Opportunity		Stretch AIP Opportunity		Total AIP Opportunity		Actual AIP Payout
Base Salary	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount	Percent of Base Salary	Dollar Amount
$298,985	50%	$149,493	20%	$59,797	70%	$209,290	70%	$209,290

Opportunities and Results

Goal Category	%	Goal	Target Opportunity	Achievement	Payout
Business Performance	80%		$119,594		$167,432
Earnings Per Share		Consolidated EPS	$59,797	Stretch	$83,716
		APUS EPS	$32,051	Stretch	$44,872
		HCN EPS	$8,012	Stretch	$11,218

Enrollment		APUS Enrollment	$15,786	Stretch	$22,101
		HCN Enrollment	$3,947	Stretch	$5,525

Management by Objective	20%		$29,899		$41,858
Common MBOs		Establish Operating Framework	$5,980	Stretch(1)	$8,372
		Improve Student Experience	$5,980	Stretch(2)	$8,372
Team MBOs		Enterprise Risk Assessment	$4,485	Stretch(3)	$6,279
		Drive Compliance and Ethical Excellence	$4,485	Stretch(4)	$6,279
Individual MBOs		Drive Operational Excellence	$4,485	Stretch(5)	$6,279
		Support Inorganic Growth Strategy	$4,485	Stretch(6)	$6,279

TOTAL	100%		$149,493		$209,290

(1)	Reflects Mr. Beckett’s support of establishing the initial phase of the shared services model at HCN, including by overseeing shared services agreement drafting and supporting development of service level agreements, and by helping to build the 2020 version of our vision, mission, purpose, and values.

(2)	Reflects efforts focused on improving the student experience at APUS and HCN, including defining success metrics and measurements to identify areas of continuous improvement.

(3)	Reflects Mr. Beckett’s oversight of and the completion of our enterprise risk assessment and risk mitigation review process, including the implementation of new and updated risks, and implementation of new risk mitigation and risk review processes.

(4)	Primarily reflects legal department support for development of the APUS business continuity plan and leave, return to work and other policies related to the COVID-19 pandemic, as well as service in support of cybersecurity efforts and the development and implementation of a California Consumer Privacy Act compliance plan.

(5)	Reflects the adoption of updates to the Code of Business Conduct and Ethics and the APUS Board of Trustees Manual, Mr. Beckett’s maintenance of high ethical standards, and engagement of low cost legal resources.

(6)	Reflects Mr. Beckett’s involvement in the proposed acquisition of Rasmussen, including drafting of documentation and oversight of legal diligence, and other potential transactions.

51	PURPOSE MADE POSSIBLE

Equity Incentives

We believe that a significant portion of our NEOs’ total compensation should be in the form of long-term equity incentive awards in order to align the priorities of the NEOs with the interests of our stockholders. To further emphasize performance and ensure management’s objectives are aligned with those of our stockholders, the 2020 annual equity awards for our continuing NEOs were split 50% as RSUs and 50% as PSUs. Consistent with historical practice, both the RSUs and PSUs vest in three equal installments on the first three anniversaries of the grant date, subject to achievement of performance metrics for the PSUs.

The size of the annual equity awards for each continuing NEO was expressed as a percentage of base salary. In determining the appropriate percentage and resulting annual equity incentive grants for our NEOs, the MDC Committee reviewed the comparative survey data provided by Willis Towers Watson. The percentages and resulting sizes for the equity incentive awards were discussed at the same time the Committee met to set the other elements of compensation so that all elements of compensation were set taking into account the total compensation package. The Committee determined to generally make awards so that total target compensation for our executives generally did not exceed amounts that would be considered competitive with the 50th percentile of the survey data, with exceptions for certain executives based on their roles and competitive and other factors. In setting the percentages, the MDC Committee also continued to consider equitable treatment among executives, but recognized that the market for competitive talent varies among executives and that it is appropriate for equity awards to vary among executives.

In 2020, Mr. Sunderland, Mr. Dyberg, and Mr. Beckett each also received an additional one-time PSU with the same terms as the annual PSUs. In assessing whether to make these awards, the MDC Committee considered that the 2019 payouts to these executives were limited notwithstanding the strong financial performance at APUS in 2019 and the important contributions to those results from these leaders. The Committee also considered that the Company was in the midst of a leadership transition, with our new CEO having recently joined the Company and an expected transition in the role of President of APUS during 2020. The Committee concluded it was appropriate for retention purposes and in recognition of the contributions from these leaders to grant them additional equity awards and determined to use PSU grants, rather than cash awards or awards that would vest solely based on time.

For 2020, the following chart shows the value of the equity awards for each NEO shown expressed as a percentage of base salary, and also shows the resulting values of the RSUs and PSUs at the target level of performance. Amounts are not shown for Dr. Boston, whose 2020 equity awards were forfeited upon retirement in accordance with his employment agreement, and Dr. Dyke, whose 2020 equity awards are described below under “Dr. Dyke’s Equity Awards.”

		Annual Awards			One-Time Awards
NEO	Base Salary ($)	Value (% of Salary)	RSUs (#)	PSUs (#)	Value (% of Salary)	PSUs (#)
Ms. Selden	630,000	250	29,616	29,616	—	—
Mr. Sunderland	427,667	115	9,248	9,248	15	2,413
Mr. Dyberg	364,140	90	6,163	6,163	15	2,054
Mr. Beckett	298,985	60	3,373	3,373	15	1,687

After determining the dollar value of equity incentive awards, consistent with its historical practice the Committee calculated the number of shares to be subject to the awards using a 60-day trailing average for our stock price as of a date shortly before the Committee met to approve the grants. We believe that doing so removes some of the variability that can impact awards if the Committee were to use the stock price on only one date.

52	PURPOSE MADE POSSIBLE

In order to reflect the importance of overall financial performance and also the importance of growth for the Company, for 2020, the Committee determined to continue to use adjusted EBITDA and revenue as the performance metrics for the PSUs, weighted at 75% and 25%, respectively. This weighting reflected the concern that a greater focus on revenue could provide an incentive for our executives to seek to generate additional revenue even if it was at the expense of our overall performance or the quality of students attracted to our institutions. Adjusted EBITDA, which is a non-GAAP measure, is defined as income from operations before income taxes minus interest income plus depreciation and amortization plus stock-based compensation expense plus loss on disposal of assets. Revenue is defined as the Company’s GAAP revenue as reported.

The MDC Committee set targets for the PSUs in February 2020 in the midst of ongoing discussions regarding potential changes to the budget. Later in the year, the Board approved adjustments to the budget to take into account increases in planned marketing expenditures and the expected resulting business impacts, an expected reduction in interest income as a result of changes in interest rates, and higher costs associated with increased student utilization of APUS’s military tuition grant. As a result, when the MDC Committee met in March 2021 to review and certify 2020 performance to determine PSU payouts, the Committee assessed performance as if the targets to measure performance had been adjusted as indicated below to reflect the prior budgetary changes. This had the effect of increasing the revenue goals and decreasing the Adjusted EBITDA goals.

The threshold level for the PSUs was established at 50% of the target level and the maximum level was set at 200% of the target level in 2020, consistent with 2019 levels. These numbers reflected the MDC Committee’s view of appropriate performance. For levels of adjusted EBITDA and revenue between the applicable dollar amounts set forth below, the percentage of the award earned would be prorated accordingly.

		Adjusted EBITDA (75% of Target Number of PSUs)			Revenue (25% of Target Number of PSUs)
	Earnout (% of Target)	% of Budget Amount	Initial Goal	Adjusted Level	% of Budget Amount	Initial Goal	Adjusted Level
Maximum	200	115	$55.4 million	$42.1 million	110	$314.8 million	$332.1 million
Target	100	100	$48.2 million	$36.6 million	100	$299.8 million	$301.9 million
Threshold	50	85	$41.0 million	$31.1 million	90	$269.8 million	$271.7 million
Actual Result				$45.7 million			$321.8 million

Our 2020 adjusted EBITDA of $45.7 million exceeded the maximum level, and revenue was $321.8 million, or approximately 107% of the target goal, resulting in approximately 191.5% of the target PSU awards being earned. The award earned is further subject to time-based vesting, in order to continue to provide a retention element and to encourage executives to focus on the long-term performance of the Company.

Dr. Dyke’s Equity Awards. In connection with hiring Dr. Dyke, the MDC Committee negotiated initial equity awards with Dr. Dyke with a value of approximately $600,000, of which $420,000 was comprised of RSUs and $180,000 of which was comprised of stock options. In determining to make the equity awards to Dr. Dyke and the types of awards to make, we took into account what was required to attract him to the Company, the advice of Willis Towers Watson on market practice, the importance of aligning his interests with our stockholders, and the desire for stock appreciation over the long-term. Consistent with our customary practice, the awards to Dr. Dyke vest over three-years and were calculated using a trailing 60-day average of the stock price, rather than the grant date stock price.

53	PURPOSE MADE POSSIBLE

 OTHER COMPENSATION POLICIES AND PRACTICES

Employment Agreements and Post-Termination Compensation

We have entered into employment agreements with Ms. Selden, Mr. Dyke, Mr. Sunderland, and Mr. Dyberg. These agreements provide the executive with severance payments upon certain terminations, including termination without cause, termination by the executive for good reason, or upon certain triggering events following a change of control. The agreements provide for certain payments in connection with a termination of the executives’ employment within 60 days prior to or 365 days following a change of control of the Company, in the case of Ms. Selden, within 12 months following a change of control, in the case of Dr. Dyke, or within 180 days, with respect to the other two NEOs. We believe that these agreements were necessary to attract some of our NEOs and help to retain these NEOs due to the prevalence of similar arrangements in the market in which we compete for executives.

In 2014, the MDC Committee (then the Compensation Committee) authorized negotiating an employment agreement with Mr. Sunderland on substantially the same terms as the agreements with our other then-serving NEOs. The Committee determined it was appropriate to have an employment agreement with Mr. Sunderland in an effort to retain Mr. Sunderland, treat him similarly to other executives, and to ensure his agreement would be subject to post-employment non-competition and non-solicitation terms with which he otherwise would not have had to comply. In 2018, the Committee determined in hiring Mr. Dyberg that it was appropriate and necessary to enter into the employment agreement with Mr. Dyberg. In reaching this conclusion, the MDC Committee took into account that as an Executive Vice President, Mr. Dyberg was similarly situated to Mr. Sunderland, that we would gain benefits from the agreement, and the negotiations to attract Mr. Dyberg to the Company. In 2019, we entered into an employment agreement with Ms. Selden in connection with Ms. Selden’s appointment as our President and Chief Executive Officer. The MDC Committee determined that entering into the employment agreement with Ms. Selden was appropriate in order to attract her to the Company and provide her with employment on terms similar to our other executives and in line with what we concluded were appropriate terms for a Chief Executive Officer for a company of our size and in our industry and commensurate with her responsibilities. In September 2020, Ms. Selden’s employment agreement was amended to extend certain relocation benefits. In June 2020, we entered into an employment agreement with Dr. Dyke, effective August 12, 2020, in connection with Dr. Dyke’s appointment as President of APUS. The MDC Committee determined that it was appropriate to enter into an employment agreement in order to attract him to the Company and provide him with employment on terms similar to our other executives.

In 2017, at the recommendation of the MDC Committee, our Board adopted the American Public Education, Inc. Executive Severance Plan (the “Executive Severance Plan”). The MDC Committee recommended the adoption of the Executive Severance Plan in order to provide severance benefits to Senior Vice Presidents of the Company that are designated by the MDC Committee without having to adopt individual employment or severance agreements. The MDC Committee concluded that a severance arrangement for the designated participants was appropriate in order to help retain these executives. In concluding it was appropriate to adopt the Executive Severance Plan, the MDC Committee considered practices in industry generally and among our peer group, as well as the advice of Willis Towers Watson. The MDC Committee also considered that the Executive Severance Plan requires, as a condition to receiving benefits, that each participant must comply with covenants not to compete with us and our affiliates and not to solicit our employees or those of our affiliates, in each case during the term of employment and for a period of 12 months thereafter. In addition, in order to receiving severance benefits, a participant must agree to release all claims against us and our affiliates and their respective officers and directors.

For additional information regarding these agreements, including a quantification of benefits that would be received by these officers had termination occurred on December 31, 2020 and the benefits that Dr. Boston received in connection with his retirement on August 12, 2020, see the section titled “Potential Payments upon Termination or Change in Control” below.

54	PURPOSE MADE POSSIBLE

Non-Qualified Deferred Compensation

We maintain a non-qualified deferred compensation plan in which our executive officers are permitted to participate. The Internal Revenue Code limits the amount of matching contributions that we can contribute to our traditional 401(k) plan for the benefit of our executives. The deferred compensation plan provides that we will make an annual matching contribution to plan participants in an amount equal to the difference between the matching contribution that the participant would have received under our 401(k) plan if those limitations under the Internal Revenue Code did not apply and the matching contribution that the employee actually received under our 401(k) plan. The balances in the plan are only available for investment in investment options that are also available under our 401(k) plan. We believe that it is fair to provide this plan to our executives because absent the limitations under the Internal Revenue Code, they would have otherwise received these amounts. The plan also permits us, but does not require us to, make additional, discretionary contributions. We did not make any discretionary contributions in 2020.

Limited Perquisites and Tax Gross-Ups

As an online academic institution, APUS has deans, program directors, faculty members, and others who live at great distance from our headquarters in Charles Town, West Virginia. As a result and because Charles Town has relatively limited options compared to what would be available if our headquarters were in a larger city, APUS has housing available for the use of visitors when they are visiting Charles Town. We allow members of our leadership team the opportunity to also utilize university housing when they are staying overnight in Charles Town, even if that is their principal place of business. In 2020, NEOs took limited advantage of the housing benefit. In order that Dr. Boston could be more efficient and be able to work on his commute to Charles Town, we also provided Dr. Boston with the opportunity to utilize a car service for travel to and from Charles Town, in addition to other locations.

Pursuant to her employment agreement, Ms. Selden was initially entitled to receive up to $8,000 per month for one year from September 23, 2019 for temporary lodging expenses and reimbursement for weekly travel from her current residence to the required work location, and up to $75,000 during calendar year 2020 in incurred relocation expenses, subject to our relocation policy. Due to the COVID-19 pandemic and the related closure of our administrative offices, Ms. Selden’s travel and relocation planning was different than originally contemplated. In September 2020, Ms. Selden’s employment agreement was amended to extend the lodging and travel reimbursement benefits for another year and to provide for up to $75,000 during calendar year 2021 in incurred relocation expenses. Pursuant to his employment agreement, Dr. Dyke is entitled for a period through August 31, 2021 to lodging in university housing and to rental car and airplane travel reimbursement to facilitate his presence and work at APUS’s principal executive offices, and up to $60,000 through December 31, 2021 in incurred relocation expenses, subject to our relocation policy.

We did not provide a gross-up to our NEOs for any personal income taxes they incurred as a result of any of these benefits.

Role of Executives in Executive Compensation Decisions

Historically, our Chief Executive Officer has recommended to the MDC Committee each element of compensation for all executive officers other than himself or herself, and the MDC Committee determines the target level of compensation for each executive officer. In July 2020, we hired a new Chief Human Resources Officer, Amy Manning, who now provides support to Ms. Selden and the Committee, including with respect to structuring compensation arrangements.

The amount of each element of compensation for our Chief Executive Officer is determined by the MDC Committee. Our Chief Executive Officer and our Chief Human Resources Officer do not participate in deliberations relating to their own compensation. None of our other executive officers participates in any deliberations related to the setting of executive compensation, except that Dr. Boston participated

55	PURPOSE MADE POSSIBLE

in setting executive compensation in 2020 in the context of his role as President of APUS to advise on compensation for executives who are officers of APUS, and Dr. Dyke participated in evaluating the performance of those executives.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our Chief Executive Officer’s annual total compensation to our median employee’s annual total compensation.

In order to identify our median employee for purposes of calculating the ratio, we used total earnings as reported in our payroll system for our approximately 2,922 employees other than our Chief Executive Officer as of December 31, 2020.

As set forth in the Summary Compensation Table appearing elsewhere in this Proxy Statement, the 2020 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $2,996,393.

The 2020 annual total compensation for our median employee, who is a part-time faculty member at APUS, was $32,620. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for 2020 is approximately 92 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

56	PURPOSE MADE POSSIBLE

Management Development & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on its review and discussions with the Company’s management, the Management Development & Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and in the Company’s Annual Report on Form 10-K (including by incorporation by reference to this Proxy Statement).

Management Development & Compensation Committee (April 6, 2021)

William G. Robinson, Jr., Chairperson

Eric C. Andersen

MG (Ret) Barbara G. Fast

Barbara L. Kurshan

57	PURPOSE MADE POSSIBLE

COMPENSATION TABLES AND DISCLOSURES

Summary Compensation Table

Name and Principal Position(1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Angela K. Selden Chief Executive Officer and President	2020	$630,000	$50,000	$1,416,829	—	$833,490	$66,074	$2,996,393
	2019	$170,877	$50,000	$1,251,918	$599,994	$200,000	$17,221	$2,290,010
Wade T. Dyke President, APUS	2020	$175,500	$75,000	$469,977	$179,998	$142,156	$8,422	$1,051,053
Wallace E. Boston, Jr. Former President of APUS	2020	$308,219	—	$899,583	—	$400,770	$2,114,453	$3,723,025
	2019	$639,974	—	$1,764,236	—	$163,059	$93,791	$2,661,060
	2018	$678,500	—	$1,732,198	—	$788,756	$55,831	$3,255,285
Richard W. Sunderland, Jr. Executive Vice President, Chief Financial Officer	2020	$444,116	—	$500,143	—	$338,285	$26,681	$1,309,225
	2019	$419,281	—	$419,137	—	$63,940	$32,003	$934,361
	2018	$411,060	—	$411,545	—	$279,521	$20,618	$1,122,744
Patrik Dyberg Executive Vice President, Chief Technology Officer	2020	$364,140	—	$343,970	—	$288,035	$21,470	$1,017,615
	2019	$357,000	—	$356,874	—	$71,400	$22,778	$808,052
	2018	$234,932	$50,000	$652,413	—	$170,325	$56,012	$1,163,682
Thomas A. Beckett Senior Vice President and General Counsel	2020	$305,453	—	$201,717	—	$209,290	$16,198	$732,658
	2019	$286,110	—	$157,282	—	$57,222	$20,141	$520,755
	2018	$280,500	—	$154,470	—	$181,624	$13,612	$630,206

(1)  Ms. Selden was not employed by the Company prior to September 2019, and so information is only provided for 2019 and 2020. Dr. Dyke was not employed by the Company prior to August 12, 2020, and so information is only provided for 2020.

(2)  Values reflect the amounts actually paid to the NEOs for each year. For Ms. Selden, the 2019 amount reflects her annual salary of $630,000 prorated from her September 23, 2019 hire date to December 31, 2019. For Dr. Dyke, the 2020 amount reflects his base salary of $450,000 prorated from August 12, 2020 to December 31, 2020, and for Dr. Boston, the 2020 amount reflects his base salary of $500,000 prorated from January 1, 2020 until his retirement date on August 12, 2020. For Mr. Dyberg, the 2018 amount reflects his annual base salary of $350,000 prorated from his May 7, 2018 hire date to December 31, 2018. Amounts for each of Dr. Boston, Mr. Sunderland, and Mr. Beckett include a one-time cash payment in lieu of accumulated vacation time resulting from a change in policy relating to vacation accrual for all employees.

(3)  Amounts shown for Ms. Selden, Dr. Dyke, and Mr. Dyberg reflect signing bonuses paid to each executive in connection with their hire in 2019, 2020, and 2018, respectively.

(4)  Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs, PSUs and stock options, as applicable, excluding estimates of forfeiture. A discussion of the relevant assumptions used in calculating these equity awards can be found in Notes 2 and 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020. PSUs are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date values of PSUs for 2020 are as follows:

58	PURPOSE MADE POSSIBLE

Name	Grant Date Value at Target Performance	Grant Date Value at Maximum Performance
Angela K. Selden	$708,415	$1,416,829
Wade T. Dyke	—	—
Wallace E. Boston, Jr.	$449,792	$899,583
Richard W. Sunderland, Jr.	$278,931	$557,862
Patrik Dyberg	$196,551	$393,101
Thomas A. Beckett	$121,035	$242,070

(5)        Amounts reflect payments made pursuant to our annual incentive compensation plan based upon the achievement of performance goals established by our MDC Committee.

(6)  Amounts for 2020 include, but are not limited to, (i) $11,400 of 401(k) contribution matches made by us for each of our NEOs, except for Dr. Dyke, who received $6,346, and (ii) non-qualified deferred compensation plan matching contributions made by us of $24,770 for Ms. Selden and $11,078 for Dr. Boston, respectively, (iii) gross-ups for taxes related to a small food and beverage allotment, in the amount of $3 for Ms. Selden and Mr. Sunderland and $4 for Dr. Dyke, Mr. Dyberg, and Mr. Beckett. For Ms. Selden, amounts also include reimbursable relocation and lodging expenses, as provided for by her Employment Agreement. For Dr. Boston, amounts also include those paid or accrued in connection with his retirement, including (i) $473,231 in severance, (ii) $1,558,254, the value of accelerated vesting of certain unvested RSU and PSU awards granted to Dr. Boston in 2018 and 2019, and (iii) $46,972 of accrued vacation pay. For more information about payments related to Dr. Boston’s retirement, see “Potential Payments Upon Termination or Change of Control.”

2020 Grants of Plan-Based Awards

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Angela K. Selden	RSUs	2/7/2020							29,616			$708,415
	PSUs	2/7/2020				3,702	29,616	59,232				$708,415
	Annual Incentive Plan		$7,484	$567,000	$850,500
Wade T. Dyke	Stock Options	8/12/2020								9,370	$33.37	$469,977
	RSUs	8/12/2020							13,917			$179,998
	Annual Incentive Plan		$100,000	$100,000	$149,175
Wallace E. Boston, Jr.	RSUs	2/7/2020							18,804			$449,792
	PSUs	2/7/2020				2,351	18,804	37,608				$449,792
	Annual Incentive Plan		$27,450	$274,500	$411,750
Richard W. Sunderland, Jr.	RSUs	2/7/2020							9,248			$221,212
	PSUs	2/7/2020				1,458	11,661	23,322				$278,231
	Annual Incentive Plan		$2,823	$213,833	$342,133
Patrik Dyberg	RSUs	2/7/2020							6,163			$147,419
	PSUs	2/7/2020				1,027	8,217	16,434				$196,551
	Annual Incentive Plan		$2,403	$182,070	$291,312
Thomas A. Beckett	RSUs	2/7/2020							3,373			$80,682
	PSUs	2/7/2020				633	5,060	10,120				$121,035
	Annual Incentive Plan		$1,973	$149,493	$209,290

59	PURPOSE MADE POSSIBLE

(1)  These columns show the range of possible cash payouts for 2020 performance pursuant to our annual incentive plan. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “Annual Incentive Cash Compensation” in the Compensation Discussion and Analysis.

(2)  These columns show the range of PSUs that could be earned based on 2020 performance pursuant to the performance-based awards granted in 2020. PSUs earned vest over a three-year period. For a discussion of the performance goals established by the MDC Committee for these awards, see the section titled “2020 Compensation Decisions — Equity Incentives” in the Compensation Discussion and Analysis.

(3)  This column shows the number of RSUs granted, which vest ratably over three years.

(4)  Amounts reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, and will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that are earned and ultimately vest, the timing of vesting, the timing of any sale of shares, and the market price of our common stock at that time. PSUs are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. For RSUs, we calculate grant date fair value by multiplying the number of shares granted by the closing market price per share of our common stock on the grant date. Assumptions used in determining the grant date fair value of the options are set forth in Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2020.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

For each of our NEOs other than Mr. Beckett, the amounts disclosed in the tables above are in part a result of the terms of the NEOs’ employment agreements. We do not have an employment agreement with Mr. Beckett.

Ms. Selden’s Employment Agreement. In August 2019, we entered into an employment agreement with Ms. Selden to serve as our President and Chief Executive Officer, effective September 23, 2019. The term of Ms. Selden’s employment agreement ends on March 31, 2023, and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to her agreement, Ms. Selden’s base salary was set at $630,000 per year, subject to annual review and adjustment by our MDC Committee. Ms. Selden’s employment agreement provides that she is entitled to participate in our annual incentive plan, under which she is eligible for an annual bonus of up to 90% of her base salary then in effect, and up to an additional 45% of her base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee, provided that for 2019, Ms. Selden’s bonus was guaranteed to be not less than $200,000 or more than $300,000. Pursuant to her employment agreement, Ms. Selden received (i) a one-time signing bonus of $100,000, paid in two installments, with $50,000 payable on the first payroll date after the effective date and $50,000 payable on the first payroll after the first anniversary of the effective date, each of which installments must be returned to the Company if Ms. Selden’s employment is terminated within 12 months of payment of the bonus by Ms. Selden without good reason or by the Company with cause, as defined in the agreement, (ii) an RSU grant of 52,668 shares of the common stock of the Company (the “Selden RSU Grant”), (iii) a grant of 43,134 stock options of the Company with an exercise price of $23.77 per share (collectively, with the Selden RSU Grant, the “Initial Selden Equity Grants”), and (iv) up to $8,000 per month for temporary lodging expenses and reimbursement for weekly travel from Ms. Selden’s current residence to the required work location for one year following September 23, 2019, and up to $75,000 during calendar year 2020 in incurred relocation expenses, subject to our relocation policy. Due to the COVID-19 pandemic and the related closure of our administrative offices, Ms. Selden’s travel and relocation planning was different than originally contemplated. On September 23, 2020, we entered into an amendment to Ms. Selden’s employment agreement to provide that up to $75,000 of incurred relocation expenses would be reimbursed if incurred during the calendar year 2021, and to extend the reimbursement for temporary lodging and travel expenses to a period of two years following September 23, 2019.

60	PURPOSE MADE POSSIBLE

In addition to a base salary and annual bonus, Ms. Selden is entitled to receive such other benefits approved by our MDC Committee and made available to our other senior executives and to participate in plans and receive bonuses, incentive compensation and fringe benefits as we may grant or establish from time to time. Ms. Selden has agreed not to compete with us nor solicit our employees for alternative employment during the term of her agreement and for a period of two years after termination for any reason.

Dr. Dyke’s Employment Agreement. In June 2020, we entered into an employment agreement with Dr. Dyke to serve as President of American Public University System, effective August 12, 2020. The initial term of Dr. Dyke’s employment agreement ends on March 31, 2024, and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 180 days prior to the renewal date. Dr. Dyke’s employment agreement has similar provisions to the provisions of Ms. Selden’s agreement discussed above, except with respect to his position, amounts relating to his base salary and annual bonus, and the length and scope of his restrictive covenants. Pursuant to his agreement, Dr. Dyke’s initial annual salary was set at $450,000, subject to annual review and adjustment by our MDC Committee. Dr. Dyke is eligible for an annual bonus of up to 55% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee. Pursuant to his employment agreement, Dr. Dyke received (i) a one-time signing bonus of $75,000, paid in two installments (ii) an RSU grant of 13,917 shares of our common stock, and (iii) grant of 9,370 stock options with an exercise price of $33.37 per share. Dr. Dyke’s base salary for 2020 and target annual incentive compensation plan award for 2020 are set forth in the tables above. Dr. Dyke has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of 18 months after termination for any reason.

Dr. Boston’s Employment Agreement. In August 2019, we entered into an amended and restated employment agreement with Dr. Boston, pursuant to which Dr. Boston retired from his position as President and Chief Executive Officer, effective September 23, 2019. Under his amended agreement, following his departure as President and Chief Executive Officer, Dr. Boston continued his service as President of APUS in advance of his expected retirement date in 2020, which was expected to occur on June 30, 2020. On June 30, 2020, we entered into an amendment to the agreement with Dr. Boston, and pursuant to that amendment Dr. Boston retired as APUS President on August 12, 2020. Dr. Boston’s employment agreement has similar provisions to the provisions of the agreements discussed above, except with respect to his position, amounts relating to his base salary and annual bonus, and the length and scope of his restrictive covenants. Under Dr. Boston’s amended agreement, his base salary was $500,000 per year, and he continued to be eligible to receive a bonus of up to 90% of his base salary and up to an additional 45% of his base salary for 2020, based upon the achievement of certain performance goals and “stretch” performance goals, respectively, as determined by the MDC Committee. In addition, Dr. Boston’s employment agreement provided for an annual equity award grant in the first quarter of 2020 with a value of $1,000,000 on the same terms and conditions as grants to other senior executives, which would only have vested under certain circumstances involving a change in control. Furthermore, under Dr. Boston’s employment agreement, we were required to pay or reimburse him for customary and reasonable moving expenses he incurred in connection with any subsequent relocation of our executive offices. Dr. Boston has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of two years after termination for any reason.

Mr. Sunderland’s Employment Agreement. We have entered into an employment agreement with Mr. Sunderland that has similar provisions to the provisions of the agreements discussed above, except with respect to his position, amounts relating to his initial base salary and annual bonus, and scope of restrictive covenants. In August 2014, we entered into an employment agreement with Mr. Sunderland to serve as Executive Vice President and Chief Financial Officer. Under his employment agreement, Mr. Sunderland’s initial term of employment ran until March 31, 2017 and automatically renews for additional one-year terms unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Pursuant to his agreement, Mr. Sunderland’s initial annual salary was set at

61	PURPOSE MADE POSSIBLE

$300,000, subject to annual review and adjustment by our MDC Committee. Mr. Sunderland is eligible for an annual bonus of up to 50% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee.

Mr. Dyberg’s Employment Agreement. In May 2018, we entered into an employment agreement with Mr. Dyberg to serve as Executive Vice President and Chief Technology Officer. The initial term of Mr. Dyberg’s employment agreement ended on March 31, 2021, and automatically renewed for an additional one-year term pursuant to his employment agreement, which provides for such automatic renewal unless we give written notice of our intent not to renew at least 30 days prior to the renewal date. Mr. Dyberg’s employment agreement has similar provisions to the provisions of the agreements discussed above, except with respect to his position, amounts relating to his base salary and annual bonus, and the length and scope of his restrictive covenants. Pursuant to his agreement, Mr. Dyberg’s initial annual salary was set at $350,000, subject to annual review and adjustment by our MDC Committee. Mr. Dyberg is eligible for an annual bonus of up to 50% of his base salary then in effect and up to an additional 30% of his base salary as then in effect based upon the achievement of certain performance goals or certain “stretch” performance goals, respectively, as determined by the MDC Committee. Pursuant to his employment agreement, Mr. Dyberg received (i) a one-time signing bonus of $50,000, (ii) an RSU grant of 16,750 shares of our common stock, and (iii) payments to cover relocation expenses in connection with his hire. Mr. Dyberg has agreed not to compete with us nor solicit our employees for alternative employment during the term of his agreement and for a period of 18 months and one year, respectively, after termination for any reason.

The executives’ base salaries and target annual incentive compensation plan awards for 2020 are set forth in the tables above.

Each of the above employment agreements provides for payments upon certain terminations the executive’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that would be received by these executives see the section titled “Potential Payments Upon Termination or Change in Control” on page 64. For Dr. Boston, the description is of the termination provisions as they applied to his retirement, and the quantification of benefits received by Dr. Boston in connection therewith.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding equity awards at December 31, 2020 for our NEOs:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Angela K. Selden	14,378	28,756	$23.77	9/22/2029	121,443	3,701,583
Wade T. Dyke	—	9,370	$33.77	8/11/2030	13,917	424,190
Wallace E. Boston, Jr.	—	—			—	—
Richard W. Sunderland, Jr.	—	—			43,738	1,333,134
Patrik Dyberg	—	—			32,202	981,517
Thomas A. Beckett	—	—			17,624	537,180

(1)  Includes the number of shares underlying PSUs that were earned pursuant to the achievement of the 2020 performance metrics, as adjusted. Of the numbers of shares of stock shown, for the officers indicated, the following numbers of shares have vested or will vest on the dates indicated:

62	PURPOSE MADE POSSIBLE

Name	Grant Date	Award Type	Vest Date	Number of Shares or Units of Stock That Have Not Vested
Angela K. Selden	9/23/2019	RSU	9/23/2021	17,556
	9/23/2019	RSU	9/23/2022	17,556
	2/7/2020	RSU	2/7/2021	9,872
	2/7/2020	RSU	2/7/2022	9,872
	2/7/2020	RSU	2/7/2023	9,872
	2/7/2020	PSU	3/11/2021	18,905
	2/7/2020	PSU	2/7/2022	18,905
	2/7/2020	PSU	2/7/2023	18,905
Wade T. Dyke	8/12/2020	RSU	8/12/2021	4,639
	8/12/2020	RSU	1/12/2022	4,639
	8/12/2020	RSU	8/12/2023	4,639
Richard W. Sunderland, Jr.	1/15/2018	RSU	1/15/2021	2,679
	1/15/2018	PSU	1/15/2021	3,937
	1/21/2019	RSU	1/21/2021	2,325
	1/21/2019	RSU	1/21/2022	2,324
	1/21/2019	PSU	1/21/2021	448
	1/21/2019	PSU	1/21/2022	446
	2/7/2020	RSU	2/7/2021	3,083
	2/7/2020	RSU	2/7/2022	3,083
	2/7/2020	RSU	2/7/2023	3,082
	2/7/2020	PSU	3/11/2021	7,444
	2/7/2020	PSU	2/7/2022	7,444
	2/7/2020	PSU	2/7/2023	7,443
Patrik Dyberg	1/21/2019	PSU	1/21/2021	381
	1/21/2019	PSU	1/21/2022	381
	5/7/2018	RSU	1/15/2021	5,583
	1/21/2019	RSU	1/21/2021	1,979
	1/21/2019	RSU	1/21/2022	1,979
	2/7/2020	RSU	2/7/2021	2,055
	2/7/2020	RSU	2/7/2022	2,054
	2/7/2020	RSU	2/7/2023	2,054
	2/7/2020	PSU	3/11/2021	5,246
	2/7/2020	PSU	2/7/2022	5,245
	2/7/2020	PSU	2/7/2023	5,245
Thomas A. Beckett	1/15/2018	RSU	1/15/2021	1,005
	1/15/2018	PSU	1/15/2021	1,477
	1/21/2019	RSU	1/21/2021	872
	1/21/2019	RSU	1/21/2022	872
	1/21/2019	PSU	1/21/2021	168
	1/21/2019	PSU	1/21/2022	167
	2/7/2020	RSU	2/7/2021	1,125
	2/7/2020	RSU	2/7/2022	1,124
	2/7/2020	RSU	2/7/2023	1,124
	2/7/2020	PSU	3/11/2021	3,230
	2/7/2020	PSU	2/7/2022	3,230
	2/7/2020	PSU	2/7/2023	3,230

(2)  The market value of the shares of common stock that have not vested is based on the closing price of our common stock on Nasdaq on December 31, 2020 (the last trading day of 2020), $30.48.

63	PURPOSE MADE POSSIBLE

Option Exercises and Stock Vested

There were no option exercises by our NEOs during 2020. The following table sets forth information with respect to shares of restricted stock held by our NEOs that vested during 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Angela K. Selden	17,556	491,919
Wade T. Dyke	—	—
Wallace E. Boston, Jr.	105,533	2,998,121
Richard W. Sunderland, Jr.	12,389	329,390
Patrik Dyberg	7,944	216,908
Thomas A. Beckett	4,732	125,631

(1)  The value realized on vesting is based on the closing price of our common stock on Nasdaq on the day of vesting, multiplied by the number of shares acquired.

Non-qualified Deferred Compensation

The following table sets forth information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified during 2020:

Name	Executive Contributions in Last FY	Registrant Contributions for Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Angela K. Selden	—	$24,770	$51	—	$24,820
Wade T. Dyke	—	—	—	—	—
Wallace E. Boston, Jr.	—	$11,078	$42,547	—	$357,029
Richard W. Sunderland, Jr.	—	$8,910	$8,281	—	$70,870
Patrik Dyberg	—	$6,571	$1,861	—	$18,313
Thomas A. Beckett	—	$3,289	$2,561	—	$20,695

(1)  Includes amounts contributed by the Company in 2021 with respect to 2020 as matching contributions. All amounts are reported in the Summary Compensation Table on page 58.

(2)  Amounts reflected in this column include changes in plan values during 2020, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year.

(3)  All amounts have been reported in the Summary Compensation Table or in previous years.

Potential Payments Upon Termination or Change in Control

This section describes the payments that may be made to our NEOs in connection with a change in control or pursuant to certain termination events. The employment agreements for Ms. Selden, Dr. Dyke, Mr. Sunderland, and Mr. Dyberg described beginning on page 54, include (and the employment agreement for Dr. Boston included) provisions providing for payments to them in the event of certain terminations of their respective employment.

Mr. Beckett does not have an employment agreement, but is covered by our Executive Severance Plan.

As described in more detail below, in the event of a voluntary resignation of an NEO without “good reason” (as defined below), the NEO is not entitled to any payments or benefits upon such resignation other than certain accrued but unpaid salary and benefits.

64	PURPOSE MADE POSSIBLE

Termination for cause, without good reason or by reason of death. In the event that Ms. Selden’s, Dr. Dyke’s, Mr. Sunderland’s, or Mr. Dyberg’s employment is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay to each of them or their estate, as the case may be, (i) his or her full base salary through the date of termination, (ii) any previously deferred and unpaid compensation and any unpaid accrued vacation pay, and (iii) any earned, but unpaid, amounts the executive is entitled to as of the date of termination in connection with any fringe benefits or under any of our incentive compensation plans or programs, including the annual incentive bonus (together, the “Base Amounts”).

In the event that Mr. Beckett’s service to the Company is terminated by us for “cause,” by the executive without “good reason,” or by reason of death (each of “cause” and “good reason” as defined below), we will pay him or his estate, as the case may be, (i) his full base salary through the date of termination, (ii) any unpaid accrued vacation pay and unreimbursed business expenses accrued through the date of termination, (iii) any benefits provided under our employment benefit plans upon or following a termination of employment (together, the “Accrued Amounts”), and (iv) the bonus, if any, earned with respect to the calendar year ending on or preceding the termination date, to the extent not previously paid (the “Earned Bonus”).

Termination by reason of disability. If Dr. Dyke’s, Mr. Sunderland’s, or Mr. Dyberg’s employment is terminated by reason of disability, we are required to pay to them, in a lump sum within 30 days of the date of termination (or 60 days, in the case of Dr. Dyke), an amount equal to (i) his base salary through the date of termination (or 1.5 times his base salary, in the case of Dr. Dyke), (ii) his annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period through the date of termination, for such bonus, prorated for the period of the executive’s service during the applicable year, and (iii) any previously deferred and unpaid compensation and unpaid accrued vacation pay (together, the “Accrued Obligations”). In addition, subject to the executive’s timely execution of a release of claims, we are further required to pay to the executive an amount equal to the sum of (i) the executive’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 18 months (the “Salary Continuation Payments”) and (ii) the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 18-month period following the date of termination (the “Bonus Period”), if net income increased from the same period in the prior year and the performance targets established for the successor executive were being satisfied for that period, paid in installments in accordance with our normal payroll practices over the Bonus Period (for Mr. Sunderland) or paid in two installments, one within 60 days after the end of the year in which the termination occurred, and the second within 60 days after the end of the Bonus Period (for Mr. Dyberg), or paid in equal proportionate installments in accordance with normal payroll practices for a period of 18 months, commencing within 60 days following the termination date (the “Bonus Continuation Payments”).

If Ms. Selden’s employment is terminated by reason of disability, we are required to pay to her, (i) in a lump sum within 30 days of the date of termination, an amount equal to the Accrued Obligations, (ii) an amount equal to two times Ms. Selden’s annual base salary paid in installments in accordance with our normal payroll practices for a period of 24 months (the “Selden Salary Continuation Payments”), and (iii) an amount equal to two times Ms. Selden’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, after the date of termination to the end of the calendar year for such bonus and as to the remainder of the 24-month period following the date of termination (the “Selden Bonus Period”), if net income increased from the same period in the prior year and paid in two installments, one within 60 days after the end of the year in which the termination occurred, and the second within 60 days after the end of the Selden Bonus Period (the “Selden Bonus Continuation Payments”), in the case of (ii) and (iii), subject to Ms. Selden’s timely release of claims.

65	PURPOSE MADE POSSIBLE

These payments shall be reduced by the sum of the amounts, if any, payable to the executive at or prior to the time of any payment under our disability benefit plans and which amounts were not previously applied to reduce any payment, all in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

If Mr. Beckett’s employment is terminated by reason of disability, we are required pursuant to the terms of the Executive Severance Plan to pay to him the Accrued Amounts and Earned Bonus.

Termination other than for cause or disability or for good reason. In the event that we terminate Ms. Selden’s, Dr. Dyke’s, Mr. Sunderland’s, or Mr. Dyberg’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below), as applicable:

●	in a lump sum within 30 days of the date of termination, the Accrued Obligations;

●	the Salary Continuation Payments or the Selden Salary Continuation Payments, as applicable;

●	the Bonus Continuation Payments or the Selden Bonus Continuation Payments, as applicable;

●	for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Dr. Dyke, Mr. Sunderland, and Mr. Dyberg) or for any longer period provided for under the terms of the appropriate plan, program, practice or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ premiums (as applicable) under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

●	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Dr. Dyke, Mr. Sunderland, and Mr. Dyberg), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes; provided, however, if Ms. Selden terminates her employment as a result of our notice of nonrenewal termination (as defined in Ms. Selden’s employment agreement) prior to the beginning of a change in control termination period (as defined in Ms. Selden’s employment agreement), then the Selden Salary Continuation Payments shall be for a period of 18 months, the Selden Bonus Continuation Payments shall be equal to 1.5 times the Annual Bonus, and the continuation of benefits shall apply for only 18 months.

In the event that Ms. Selden’s employment is terminated by the Company without cause or by her for good reason, Ms. Selden will become vested in a prorated portion of each of her then-unvested outstanding equity awards, determined by multiplying the number of shares of our common stock scheduled to vest at the vesting date immediately following her termination of employment by a fraction, the numerator of which is the number of days following the last vesting date (or the grant date if no portion of the award has vested) that she was employed and the denominator of which is the number of days from the last vesting date or the grant date, as applicable, to the date the next tranche of such outstanding equity award would have vested, rounded to the nearest whole share, subject, however, in the case of performance-vesting awards to the attainment of the applicable performance criteria.

In the event that we terminate Mr. Beckett’s employment other than for cause or disability or they terminate their employment for good reason, we are required to pay, or provide, to the executive

66	PURPOSE MADE POSSIBLE

(subject to the executive’s timely execution of a release of claims and other certain restrictive covenants): (i) the Accrued Amounts; (ii) the Earned Bonus; (iii) an amount equal to his base salary in effect immediately prior to the date of termination plus the product of (x) the annual cash bonus that would have been earned for the entire calendar year in which the date of termination occurs based on the actual level of achievement of any Company performance goals for such year and the higher of the actual or target level of achievement of any individual performance goals for such year; and (y) a fraction, the numerator of which is the number of days the executive was employed by the Company during the calendar year in which the date of termination occurs and the denominator of which is the number of days in such year, paid on the date that annual bonuses are paid to our executives or the 61st day following the date of termination; and (iv) any amount, determined in the sole discretion of the MDC Committee, equal to 12 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.

Termination following a change of control. If within 60 days prior to or one year after a change in control (as defined below), we terminate Ms. Selden’s employment, or if within one year after a change in control, we terminate Dr. Dyke’s employment, or if within 180 days after a change of control, we terminate Mr. Sunderland’s, or Mr. Dyberg’s employment, other than for cause or disability or the executive terminates his or her employment for good reason, we are required to pay, or provide, to the executive (subject to the NEO’s timely execution of a release of claims in respect of all but the first item below):

●	in a lump sum within 30 days of the effective date of termination, the Accrued Obligations;

●	an amount equal to the sum of (i) two times the executive’s annual base salary and (ii) two times the executive’s annual incentive bonus, to the extent the Company and the executive were then satisfying applicable performance targets, adjusted for the short period, in a lump sum within 60 days of the effective date of termination;

●	for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Dr. Dyke, Mr. Sunderland, and Mr. Dyberg) or for any longer period provided for under the terms of the appropriate plan, program, practice, or policy, a continuation of benefits to the executive and/or his or her family at a level and in an amount that is at least equal to that which would have been provided by us to them had the executive continued his or her employment, provided, however, that we may elect to pay the executive a payment equal to 24 or 12 months’ (as applicable) premiums under our benefit plans in lieu of the continuation of such benefits, and provided, further, that if the executive becomes reemployed with another employer and is eligible to receive any of the benefits that had been provided by us, then the benefits we provide shall be secondary; and

●	to the extent not otherwise paid or provided, for a period of 24 months following the date of termination (for Ms. Selden) or 12 months following the date of termination (for Dr. Dyke, Mr. Sunderland, and Mr. Dyberg), any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our other existing benefit schemes.

In the event that any amounts payable or benefits to be provided to the executive under the employment agreement or otherwise would be nondeductible to us by reason of Section 280G of the Code and would subject the executive to the excise tax imposed by Section 4999 of the Code, then such payments and/or benefits will be reduced to the extent necessary so that such payments or benefits will no longer be ineligible for deduction by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code unless the executive would receive at least $50,000 more on a net after-tax basis if such payments and benefits were not reduced.

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If within six months after a change of control, we terminate Mr. Beckett’s employment without cause or the executive terminates his or her employment for good reason (as defined below), the executive shall be entitled to receive the Accrued Amounts and the Earned Bonus. In addition, we are required to pay to the executive (subject to the executive’s timely execution of a release of claims and other certain restrictive covenants):

●	an amount equal to the 1.5 times the sum of the base salary in effect, plus the executive’s target annual bonus for the year in which the date of termination occurs, payable in a single lump sum on the 61st day following the date of termination; and

●	an amount, determined in the sole discretion of the Committee, equal to 18 times the difference between (x) the monthly COBRA premium paid by the executive for group health plan coverage for the executive, and (y) the monthly premium amount paid by the executive immediately prior to the date of termination for the same coverage, payable in a single lump sum on the 61st day following the date of termination.

Acceleration of equity awards upon termination for death, for disability or following a change of control. Under Ms. Selden’s, Dr. Dyke’s, Mr. Sunderland’s, and Mr. Dyberg’s employment agreements, all equity awards granted to the NEO under any of our equity incentive plans that are outstanding immediately prior to the following events will vest and become fully exercisable as follows: (i) upon termination of the executive’s employment by the executive’s death; (ii) upon our termination of the executive’s employment for disability; or (iii) upon termination of the executive’s employment, in the 12-month period following a change of control, or in the 60 day period prior to or one year period after a change of control, in the case of Ms. Selden (a) by us for any reason other than for disability or cause, or for no reason at all, or (b) by the executive for good reason in the 12-month period following a change of control. However, for purposes of clauses (i) and (ii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in a pro-rated amount equivalent to the portion of the performance period that has passed and assuming achievement of the performance conditions for that period at the “target” level, and, for purposes of clause (iii) above, any equity awards that are subject to performance conditions for a performance period not yet completed will be deemed to be vested and exercisable in full at the “target” level.

The Executive Severance Plan does not affect the term of any outstanding equity awards. In the event Mr. Beckett’s employment is terminated, the treatment of any outstanding equity awards is determined in accordance with the terms of the Company equity plan or plans under which they were granted and any applicable award agreements.

Terms defined in employment agreements. For purposes of Ms. Selden’s, Dr. Dyke’s, Mr. Sunderland’s, and Mr. Dyberg’s employment agreements, the following definitions apply:

“Cause” means:

●	refusal by the executive to follow a lawful written order of the Chair of our Board, the Board, or for each executive except Ms. Selden, our Chief Executive Officer;

●	the executive’s engagement in conduct materially injurious to us or our reputation;

●	dishonesty of a material nature that relates to the performance of the executive’s duties under his or her employment agreement;

●	the executive’s conviction for any crime involving moral turpitude or any felony; or

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●	the executive’s continued failure to perform his or her duties under his or her employment agreement (except due to the executive’s incapacity as a result of physical or mental illness) to the satisfaction of the Board for a period of at least 30 consecutive days after written notice is delivered to the executive specifically identifying the manner in which the NEO has failed to perform his or her duties.

“Change of control” generally means:

●	our dissolution or liquidation, or a merger, consolidation or reorganization of us with one or more other entities in which we are not the surviving entity;

●	a sale of substantially all of our assets to another person or entity; or

●	any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of our stock.

“Good reason” generally means:

●	the assignment to the executive of duties inconsistent in any material respect with the NEO’s position as set forth in, or in accordance with, his or her employment agreement, excluding an isolated, insubstantial and inadvertent action that we remedy promptly after receipt of notice from the executive;

●	any material failure by us to comply with any provisions of the executive’s employment agreement, excluding an isolated, insubstantial and inadvertent failure that we remedy promptly after receipt of notice from the executive;

●	there is a change of control and the executive does not continue in his or her position, or any other office he or she holds at the time of the transaction, of the most senior resulting entity succeeding to our business;

●	any material failure by us to require any successor or any party that acquires control of us, whether directly or indirectly, by purchase, merger, consolidation or otherwise, or all or substantially all of our business and/or assets to assume expressly and agree to perform the executive’s employment agreement in the same manner and to the same extent;

●	with respect only to Ms. Selden, any material reduction in her base salary or annual bonus opportunity;

●	with respect only to Ms. Selden, after her initial relocation, any requirement that her primary workplace be located more than 50 miles from our current headquarters; and

●	with respect only to Ms. Selden, her election to terminate employment after the end of the term or any renewal term if we have delivered to her an written notice of intent not to renew.

None of the foregoing constitute good reason if the executive consents in writing to such event, and none of the foregoing constitute good reason unless the executive provides notice to us within 90 days of the initial existence of such grounds and we fail to cure the asserted grounds for good reason within 30 days of receipt of such notice from the executive. In order to terminate his or her employment for good reason, the executive must terminate employment within 30 days of the end of the cure period if the breach has not been cured.

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Terms defined in the Executive Severance Plan. For purposes of the Executive Severance Plan, which currently only applies to Mr.Beckett, the following definitions apply:

“Cause” means:

●	gross negligence or willful misconduct in connection with the performance of duties;

●	conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); or

●	material breach of any term of any employment, consulting or other services, confidentiality, intellectual property, or non-competition agreements, if any, between such executive and the Company or an affiliate.

“Change of control” generally means:

●	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

●	a sale of substantially all of the assets of the Company to another person (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or

●	any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person owning 50% or more of the combined voting power of all classes of common stock of the Company.

“Good reason” generally means:

●	a material diminution in the executive’s authority, duties or responsibilities;

●	a material reduction in the executive’s base salary; or

●	a material change in the geographic location at which the executive must perform services, including a required relocation of the executive’s principal place of employment of more than 50 miles.

Equity Retirement Policy. In July 2016, the MDC Committee approved the Equity Retirement Policy, effective January 1, 2017. The Equity Retirement Policy provides for accelerated vesting at retirement of any (i) time-based awards and (ii) subject to the achievement of the applicable performance measure, performance-based awards, that were granted at least one year prior to the date of retirement. The Equity Retirement Policy applies to employees who have voluntarily terminated service, reached an age of 62 years, and provided at least 10 years of service to the Company.

The only NEO eligible for the Equity Retirement Policy in 2020 was Dr. Boston.

Payment and Benefit Estimates

The table below reflects the potential termination or change in control payments pursuant to the employment agreements and arrangements described above, calculated as though the applicable triggering event occurred, (i.e. the NEO’s employment was terminated, or the applicable change in control occurred) on December 31, 2020 (the last trading day of 2020), using the closing price of our common stock on Nasdaq of $30.48 on December 31, 2020. As discussed in the narrative above, upon termination for cause or by the NEO without good reason, the NEO is generally only entitled to receive amounts they are owed as of the termination date (e.g., salary, benefits, and, in limited cases, any previously earned, but unpaid, annual incentive compensation). These accrued amounts are described

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in the narrative above, and we have not included these earned, but unpaid amounts, in the termination events included in the table below.

	Aggregate Severance Pay(1) ($)	Accelerated Vesting of Equity Awards ($)	Welfare Benefits Continuation ($)	Total ($)
Angela K. Selden
Termination by Reason of Disability	$2,394,000	$3,894,535	—	$6,288,535
Termination other than for Cause or Disability or by Executive for Good Reason	$2,394,000	$3,894,535	$52,236	$6,340,771
Termination other than for Cause within 60 days before or 1 year after a Change in Control	$2,394,000	$3,894,535	$52,236	$6,340,771
Termination by Executive for Good Reason 12 months after a Change in Control	$2,394,000	$3,894,535	$52,236	$6,340,771
Termination by Reason of Death	—	$3,894,535	—	$3,894,535
Wade T. Dyke
Termination by Reason of Disability	$408,038	$424,190	—	$832,228
Termination other than for Cause or Disability or by Executive for Good Reason	$408,038	$424,190	$17,444	$849,672
Termination by Executive for Good Reason within 12 months of a Change in Control	$544,050	$424,190	$17,444	$985,685
Termination by Reason of Death	—	$424,190	—	$424,190
Richard W. Sunderland
Termination by Reason of Disability	$962,251	$1,333,134	—	$2,295,385
Termination other than for Cause or Disability or by Executive for Good Reason	$962,251	—	$25,713	$987,964
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$1,283,001	$1,333,134	$25,713	$2,641,848
Termination other than for Cause or by Executive for Good Reason within 12 months of a Change in Control	$962,251	$1,333,134	$25,713	$2,321,098
Termination by Reason of Death	—	$1,333,134	—	$1,333,134
Patrik Dyberg
Termination by Reason of Disability	$819,315	$981,517	—	$1,800,832
Termination other than for Cause or Disability or by Executive for Good Reason	$819,315	—	$20,818	$840,133
Termination other than for Cause or by Executive for Good Reason within 180 days of a Change in Control	$1,092,420	$981,517	$20,818	$2,094,755
Termination other than for Cause or by Executive for Good Reason within 12 months of a Change in Control	$819,315	$981,517	$20,818	$1,821,650
Termination by Reason of Death	—	$981,517	—	$981,517
Thomas A. Beckett
Termination other than for Cause or Disability or by Executive for Good Reason	$508,274	—	$21,551	$529,825
Termination other than for cause within six months of a Change in Control	$672,716	$396,057	$32,326	$1,101,099
Termination other than for cause after six months but within 12 months of a Change in Control	—	$396,057	—	$396,057
Termination by the Executive for good reason within six months of a Change in Control	$672,716	—	$32,326	$705,042

(1) We have assumed for purposes of calculating the aggregate severance pay that (a) our financial performance and, if applicable, the NEO’s successor’s performance would be sufficient for the NEO to receive the maximum payout and (b) in the case of a termination due to Disability for Ms. Selden, Dr. Dyke, and Messrs. Sunderland, Dyberg, and Beckett, amounts are not reduced by any payment under our disability benefit plans.

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Dr. Boston’s Retirement Benefits

In August 2019, we entered into an amended and restated employment agreement (the “Amended Agreement”) with Dr. Boston in connection with his retirement from the position of President and Chief Executive Officer, effective September 23, 2019, that provided for certain payments upon his retirement, which was expected to occur on June 30, 2020. On June 30, 2020, we entered into an amendment to the agreement with Dr. Boston, and pursuant to that amendment Dr. Boston retired as APUS President on August 12, 2020 (the “Retirement Date”). In connection with Dr. Boston’s retirement on the Retirement Date, we were required to pay, or provide, to him:

●	an amount equal to the sum of (i) Dr. Boston’s full base salary through the date of termination, (ii) his annual bonus, prorated for the period of his service during 2020, and (iii) any previously deferred and unpaid compensation;

●	an amount equal to two times Dr. Boston’s 2019 base salary and two times his 2019 annual bonus;

●	a pro rata annual bonus for 2020, determined based on actual performance and paid at the same time annual bonuses for 2020 were paid to our senior executives generally;

●	for 24 months after the date of termination, or any longer period as may be provided by the terms of the appropriate plan, program, practice or policy, a continuation of welfare benefits to Dr. Boston and/or his family at a level and in an amount that is at least equal to that which would have been provided by the Company to them had Dr. Boston continued his employment for such period; and

●	for 24 months after the date of termination, any other amounts or benefits required to be paid or provided or that Dr. Boston is eligible to receive under any of our benefit schemes.

Consistent with our retirement policy for equity incentive awards, Dr. Boston’s then-outstanding equity awards vested in full on the Retirement Date, except that equity inventive awards granted in 2020 were forfeited pursuant to the terms of the Amended Agreement.

Pursuant to the Amended Agreement, Dr. Boston is entitled to the sum of (A) $1,384,140, representing two times Dr. Boston’s 2019 base salary and (B) $1,245,726, representing two times Dr. Boston’s 2019 Annual Bonus, paid in substantially equal proportionate installments in accordance with normal payroll practices over a period of 24 months. He is also entitled to up to $94,169 in continued benefits over a period of 24 months. He was paid a pro rata bonus for calendar year 2020 of $400,770 and received accelerated vesting of equity awards for a value of $1,558,254. The total estimated value of Dr.Boston’s benefits upon termination is $4,683,059.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020. All equity compensation plans have been approved by Company stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Company stockholders	60,504	$26.45	1,964,062
Equity compensation plans not approved by Company stockholders	—	—	—
Total	60,504	$26.45	1,964,062

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PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on the compensation of our named executive officers as disclosed in this Proxy Statement. We have determined to hold this vote annually. The Board and the MDC Committee actively monitor our executive compensation practices in light of the industry in which we operate and the marketplace for talent in which we compete. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by offering compensation that is competitive within the for-profit education industry and the broader market for executive talent.

As described in the Compensation Discussion and Analysis beginning on page 34 of this Proxy Statement, our executive compensation program is designed to provide competitive levels of compensation that are based on performance metrics, reflect the level of capability and effort required to achieve our corporate goals, and to reward our executives for the achievement of strategic, operational, and financial success. By paying for performance, we believe that we align the interests of our executive officers with those of our stockholders. We also believe that an effective executive compensation program can assist us in attracting, incentivizing, retaining, and rewarding the talent that we need to maintain and strengthen our position in higher education and to achieve our business objectives.

To achieve these objectives, we adhere to the following principles:

●	compensation should be directly related to achievement of our corporate goals as measured through individual management objectives and through earnings and enrollment results;

●	an emphasis on equity-based compensation aligns the long-term interests of executive officers and stockholders; and

●	NEO compensation must be evaluated against opportunities offered by companies that are similar to, and competitive with, us in the market for executive talent.

Our executive compensation program also includes features specifically intended to align the interests of our NEOs with those of our stockholders, such as:

●	each of our executives is expected to own shares of our common stock with a value ranging from one to six times the executive’s base salary, depending on position; and

●	we make use of equity awards with a value that is contingent on our long-term performance.

We believe our executive compensation program achieves our compensation principles, properly aligns the interests of our NEOs and our stockholders and is deserving of stockholder support. We believe that stockholders should also consider the following when determining whether to approve the compensation of our NEOs as presented in this Proxy Statement:

●	the MDC Committee utilizes Willis Towers Watson, an independent compensation consulting firm, to assist the Committee in determining compensation;

●	our NEOs are prohibited from engaging in short sales, transactions in derivative securities (including put and call options), or other forms of hedging and monetization transactions, such as zero-cost collars, equity swaps, exchange funds and forward sale contracts, that allow the holder to limit or eliminate the risk of a decrease in the value of our securities;

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●	our equity awards have been granted with three-year minimum vesting periods, and our equity plans prohibit repricing or replacement of outstanding option awards;

●	upon a “change of control,” the NEOs only receive severance payments in connection with a termination of their employment; and

●	employment agreements with our NEOs do not include tax-gross up payments in connection with a “change of control.”

For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the American Public Education, Inc. named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any other related disclosure, is hereby APPROVED.”

The vote is advisory and is not binding on the Company, the Board or the MDC Committee of the Board. However, the MDC Committee of the Board expects to take into account the outcome of the vote as it continues to consider our executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Deloitte has audited our consolidated financial statements since 2018, when we engaged Deloitte after reviewing proposals from several independent registered public accounting firms as part of a competitive review process that we undertook that year. The Audit Committee has again selected Deloitte as our independent registered accounting firm for the year ended December 31, 2021 and believes that the retention of Deloitte for the 2021 fiscal year is in the best interests of the Company and our stockholders.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation, and oversight of our independent registered public accounting firm and annually evaluates the performance of our independent registered public accounting firm. The Audit Committee also evaluates and approves the selection of the lead engagement partner.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table summarizes the aggregate fees billed by Deloitte for the fiscal years ended December 31, 2020 and 2019, respectively.

Fee Category	2020	2019
Audit Fees	$624,000	$637,915
Audit-Related Fees	$9,500	$30,000
Tax Fees	—	—
All Other Fees	$997,666	$579,111
Total Fees	$1,631,166	$1,247,026

Audit Fees. Consist of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings or engagements.

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Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax compliance, tax advice, and tax planning services and include fees for tax return preparation.

All Other Fees. Consist of fees billed for products and services other than those described above under Audit Fees, Audit-Related Fees and Tax Fees, including advisory services related to potential acquisitions, including the proposed acquisition of Rasmussen University.

During the fiscal year ended December 31, 2020, Deloitte provided various services in addition to auditing our financial statements. The Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte’s independence. In 2020, all fees paid to Deloitte were pre-approved pursuant to the policy described below.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee reviews with Deloitte and management the plan and scope of Deloitte’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Deloitte’s compensation. The Audit Committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. None of the Deloitte services in 2020 and 2019 were approved by the Audit Committee pursuant to the de minimis exception. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

 Each of the Audit Committee members are independent under the applicable SEC and Nasdaq rules and our corporate governance principles. The Audit Committee operates under a written charter adopted by the Board, which is available in the “Governance — Governance and Ethics Documents” section of our corporate website, www.apei.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

During the fiscal year ended December 31, 2020, the Audit Committee fulfilled its duties and responsibilities generally as outlined in its charter. The Audit Committee has:

●	reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020;

●	discussed with Deloitte, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

●	received the written disclosures and the letter from Deloitte required under the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

On the basis of the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

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In connection with the appointment, compensation, retention, and oversight of the independent auditor, the Audit Committee annually reviews the qualifications, performance, and independence of the independent auditor, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; and objectivity. The Audit Committee also considers whether the non-audit services provided by Deloitte are compatible with maintaining Deloitte’s independence.

The Audit Committee has appointed, subject to stockholder ratification, Deloitte as our independent registered public accounting firm for fiscal year 2021.

AUDIT COMMITTEE (March 4, 2021)

Jean C. Halle, Chairperson
Granetta B. Blevins
Dr. Barbara L. Kurshan
Timothy J. Landon

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports of ownership of our equity securities. Additionally, SEC regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on review of the copies of such reports filed with the SEC during the year ended December 31, 2020 and representations by our directors and officers that no Form 5 was required to be filed by them, all such reports were made on a timely basis, except for (i) a late Form 3 filed on behalf of each of Granetta B. Blevins and Daniel S. Pianko, (ii) a late amended Form 4 by each of Wallace E. Boston, Jr., Patrik Dyberg, Thomas A. Beckett, Amy Bevilacqua, Elizabeth LaGuardia Cooper, and Robert E. Gay, untimely with respect to one transaction each, and (iii) a late Form 4 for Wade T. Dyke, reporting two transactions.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of April 8, 2021 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each NEO (as set forth in the Summary Compensation Table on page 58), and all directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
More than 5% Stockholders
BlackRock, Inc.(2)	2,311,844	12.38%
T. Rowe Price Associates, Inc.(3)	1,841,693	9.86%
The Vanguard Group, Inc.(4)	1,307,937	7.01%
Renaissance Technologies, LLC(5)	1,190,493	6.38%
Dimensional Fund Advisors LP(6)	1,044,965	5.60%
Directors, Director Nominees and Named Executive Officers
Eric C. Andersen	13,596	*
Thomas A. Beckett	13,961	*
Granetta B. Blevins	2,554	*
Dr. Wallace E. Boston, Jr.	170,838	*
Patrik Dyberg	19,538	*
Wade T. Dyke	—	—
MG (Ret) Barbara G. Fast(7)	19,378	*
Jean C. Halle	14,640	*
Dr. Barbara L. Kurshan(8)	13,918	*
Timothy J. Landon	16,546	*
Daniel S. Pianko	2,554	*
William G. Robinson, Jr.	11,796	*
Angela K. Selden(9)	46,071	*
Vincent R. Stewart	—	—
Richard W. Sunderland, Jr.	54,648	*
All of our directors and executive officers as a group (17 persons)(10)	260,865	1.40%

* Represents beneficial ownership of less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. As of April 8, 2021, there were 18,671,101 shares of common stock outstanding.

(2) Based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2021. The stockholder’s address is 55 East 52nd Street New York, New York 10055. This stockholder is deemed to be the beneficial owner with sole dispositive power with respect to these shares as a result of being a parent holding company or control person. The stockholder has sole voting power with respect to 2,286,242 of these shares.

(3) Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on March 10, 2021. The stockholder’s address is 100 East Pratt Street, Baltimore, Maryland, 21202. The stockholder is deemed to be the beneficial owner of these shares of the Company’s common stock as a result of being an investment advisor. The stockholder has sole voting power with respect to 497,202 of these shares and sole dispositive power with respect to 1,841,693 of these shares.

(4) Based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2021. The stockholder’s address is 100 Vanguard Blvd., Malvern, PA 19355. This stockholder is deemed to be the beneficial owner with respect to these shares of the

79	PURPOSE MADE POSSIBLE

Company’s common stock as the result of acting as an investment advisor. The stockholder has shared power to vote or direct to vote with respect to 16,777 of these shares, sole power to dispose of or to direct the disposition of 1,277,777 of these shares, and shared power to dispose or to direct the disposition of 30,160 of these shares.

(5) Based solely on a Schedule 13G/A filed by Renaissance Technologies LLC (“RTC”) and Renaissance Technologies Holdings Corporation (“RTHC”) on February 11, 2021. The stockholders’ address is 800 Third Ave, New York, New York, 10022. RTC is deemed to be the beneficial owner of these shares of the Company’s common stock as a result of being an investment advisor, and RTHC as a result of its majority ownership of RTC. RTC and RTHC have sole voting power with respect to 1,132,693 of these shares and sole dispositive power with respect to 1,190,493 of these shares.

(6) Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 12, 2021. The stockholder’s address is Building One, 6300 Bee Cave Road, Austin, Texas, 78746. The stockholder is deemed to be the beneficial owner with respect to these shares of the Company’s common stock as the result of acting as an investment advisor. The stockholder has sole voting power with respect to 1,004,965 of these shares and sole dispositive power with respect to 1,044,805 of these shares.

(7) Includes 4,988 shares of common stock underlying restricted deferred stock units that are releasable within 60 days of April 8, 2021.

(8) Includes 2,520 shares of common stock underlying restricted deferred stock units that are releasable within 60 days of April 8, 2021.

(9) Includes 14,378 shares of common stock subject to outstanding options that are exercisable within 60 days of April 8, 2021.

(10) Includes (i) 15,445 shares of common stock subject to outstanding options that are exercisable within 60 days of April 8, 2021, (ii) 1,730 shares of common stock underlying restricted stock units that vest within 60 days of April 8, 2021 and (iii) 7,508 shares of common stock underlying restricted deferred stock units that are releasable within 60 days of April 8, 2021.

80	PURPOSE MADE POSSIBLE

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2020 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail without charge, upon written request, a copy of our 2020 Annual Report on Form 10-K including exhibits. Please send a written request to our Corporate Secretary at:

American Public Education, Inc.
111 W. Congress Street
Charles Town, West Virginia 25414
Attention: Corporate Secretary

The charters for our Audit, MDC, and Nominating and Corporate Governance Committees, as well as the Guidelines and the Code of Ethics, are in the Governance section of our corporate website, www.apei.com, and are also available in print without charge upon written request to our Corporate Secretary at the address above. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by the bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders upon receipt of a written or oral request to our Corporate Secretary at the address above, or by calling (304) 724-3700.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. As required by SEC rules, in order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 calendar days before the anniversary of the date the proxy statement is released to stockholders in connection with the previous year’s annual meeting, which is no later than December 10, 2021.

Stockholder Nominations and Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at American Public Education, Inc., 111 W. Congress Street, Charles Town, West Virginia 25414, Attn: Corporate Secretary. To be timely for the 2021 Annual Meeting, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than January 21, 2022 and no later than

81	PURPOSE MADE POSSIBLE

February 20, 2022. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2022 Annual Meeting.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Thomas A. Beckett
Senior Vice President, General Counsel and Secretary

82	PURPOSE MADE POSSIBLE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Time, on May 20, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APEI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 20, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D31213-P49955

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN PUBLIC EDUCATION, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eric C. Andersen	☐	☐	☐
1b. Granetta B. Blevins	☐	☐	☐
1c. Jean C. Halle	☐	☐	☐
1d. Barbara L. Kurshan	☐	☐	☐
1e. Timothy J. Landon	☐	☐	☐
1f. Daniel S. Pianko	☐	☐	☐
1g. William G. Robinson, Jr.	☐	☐	☐
1h. Angela K. Selden	☐	☐	☐
1i. Vincent R. Stewart	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for the 2021 Annual Meeting.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D31214-P49955

AMERICAN PUBLIC EDUCATION, INC.
Annual Meeting of Stockholders
May 21, 2021 at 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Angela K. Selden, Richard W. Sunderland, Jr. and Eric C. "Ric" Andersen, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERICAN PUBLIC EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live broadcast at 8:00 A.M., Eastern Daylight Time, on May 21, 2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side